
                                                                   EXHIBIT 10.32














             SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                                      AMONG

                            THE LENDERS PARTY HERETO

                           BANKBOSTON, N.A., AS AGENT

                                       AND

                              LEASECOMM CORPORATION












                             Dated: January 27, 1999



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                                TABLE OF CONTENTS

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DEFINITIONS.......................................................................................................1
         1.1  Definitions.........................................................................................1
         1.2  Rules of Interpretation............................................................................24

DESCRIPTION OF CREDIT............................................................................................25
         2.1  Revolving Credit Loans.............................................................................25
         2.2  Swing Line Advances................................................................................26
         2.3  The Notes..........................................................................................27
         2.4  Notice and Manner of Borrowing or Conversion of Loans..............................................28
         2.5  Funding of Loans...................................................................................30
         2.6  Interest Rates and Payments of Interest............................................................32
         2.7  Fees...............................................................................................34
         2.8  Payments and Prepayments of the Loans; Conversion Term Loan........................................35
         2.9  Method of Payment and Allocation of Payments.......................................................36
         2.10 Indemnity..........................................................................................38
         2.11 Computation of Interest and Fees...................................................................38
         2.12 Changed Circumstances; Illegality..................................................................39
         2.13 Increased Costs....................................................................................40
         2.14 Capital Requirements...............................................................................41

CONDITIONS OF LOANS..............................................................................................42
         3.1  Conditions Precedent to Initial Loans..............................................................42
         3.2  Conditions Precedent to all Loans..................................................................43

REPRESENTATIONS AND WARRANTIES...................................................................................44
         4.1  Organization; Qualification; Business..............................................................44
         4.2  Corporate Authority................................................................................44
         4.3  Valid Obligations..................................................................................45
         4.4  Consents or Approvals..............................................................................45
         4.5  Title to Properties; Absence of Encumbrances.......................................................45
         4.6  Financial Statements...............................................................................45
         4.7  Changes............................................................................................46
         4.8  Solvency...........................................................................................46
         4.9  Defaults...........................................................................................47
         4.10 Taxes..............................................................................................47
         4.11 Litigation.........................................................................................47
         4.12 Subsidiaries.......................................................................................47
         4.13 Investment Company Act.............................................................................48
         4.14 Compliance.........................................................................................48
         4.15 ERISA..............................................................................................48
         4.16 Environmental Matters..............................................................................49
         4.17 Restrictions on the Borrower.......................................................................50

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
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         4.18 Labor Relations....................................................................................50
         4.19 Margin Rules.......................................................................................51
         4.20 Disclosure.........................................................................................51
         4.21 Year 2000 Compliance...............................................................................51

AFFIRMATIVE COVENANTS............................................................................................52
         5.1  Financial Statements...............................................................................52
         5.2  Conduct of Business................................................................................54
         5.3  Maintenance and Insurance..........................................................................54
         5.4  Taxes..............................................................................................55
         5.5  Inspection.........................................................................................55
         5.6  Maintenance of Books and Records...................................................................55
         5.7  Use of Proceeds....................................................................................56
         5.8  Further Assurances.................................................................................56
         5.9  Notification Requirements...........................................................................56
         5.10 ERISA Reports......................................................................................57
         5.11 Environmental Compliance...........................................................................58
         5.12 Year 2000 Compliance...............................................................................58

FINANCIAL COVENANTS..............................................................................................59
         6.1  Debt to Worth Ratio................................................................................59
         6.2  Consolidated Tangible Net Worth....................................................................59
         6.3  Bad Debt Allowance.................................................................................59
         6.4  Fixed Charge Ratio.................................................................................59

NEGATIVE COVENANTS...............................................................................................59
         7.1  Indebtedness.......................................................................................60
         7.2  Contingent Liabilities.............................................................................61
         7.3  Encumbrances.......................................................................................61
         7.4  Merger; Consolidation; Sale or Lease of Assets.....................................................62
         7.5  Subsidiary Stock...................................................................................63
         7.6  Restricted Payments................................................................................63
         7.7  Payments on Subordinated Debt......................................................................64
         7.8  Investments; Purchases of Assets...................................................................64
         7.9  ERISA Compliance...................................................................................66
         7.10 Transactions with Affiliates.......................................................................66
         7.11 Fiscal Year........................................................................................66
         7.12 Underwriting Procedures. ..........................................................................67

DEFAULTS 67
         8.1  Events of Default..................................................................................67
         8.2  Remedies...........................................................................................70

ASSIGNMENT; PARTICIPATION........................................................................................71
         9.1  Assignment.........................................................................................71

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
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         9.2  Participations.....................................................................................73

THE AGENT........................................................................................................75
         10.1  Appointment of Agent; Powers and Immunities.......................................................75
         10.2  Actions by Agent..................................................................................77
         10.3  Indemnification...................................................................................78
         10.4  Reimbursement.....................................................................................78
         10.5  Non-Reliance on Agent and Other Lenders...........................................................79
         10.6  Resignation or Removal of Agent...................................................................79

MISCELLANEOUS....................................................................................................80
         11.1  Notices...........................................................................................80
         11.2  Expenses..........................................................................................81
         11.3  Indemnification...................................................................................81
         11.4  Survival of Covenants, Etc........................................................................82
         11.5  Set-Off...........................................................................................82
         11.6  No Waivers........................................................................................83
         11.7  Amendments, Waivers, Etc..........................................................................83
         11.8  Binding Effect of Agreement.......................................................................84
         11.9  Captions; Counterparts............................................................................84
         11.10 Entire Agreement, Etc.............................................................................85
         11.11 Waiver of Jury Trial..............................................................................85
         11.12 Governing Law.....................................................................................85
         11.13 Severability......................................................................................86
         11.14 Confidentiality...................................................................................86


EXHIBITS

EXHIBIT A - Form of Revolving Credit Note
EXHIBIT B - Form of Notice of Borrowing or Conversion
EXHIBIT C - Disclosure
EXHIBIT D - Form of Report of Chief Financial Officer
EXHIBIT E - Assignment and Joinder Agreement
EXHIBIT F-1 - Form of Dealer Agreement
EXHIBIT F-2 - Form of Security Monitoring Agreement
EXHIBIT G - Instrument of Adherence


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             SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of January 27, 1999 by and among LEASECOMM CORPORATION, a Massachusetts corporation having its chief executive office at 950 Winter Street, Waltham, Massachusetts 02154 (the "BORROWER"); BANKBOSTON, N.A., a national bank having its head office at 100 Federal Street, Boston, Massachusetts 02110 ("BKB"); the other financial institutions from time to time party hereto (together with BKB, the "LENDERS"); and BANKBOSTON, N.A., as agent for the Lenders (in such capacity, the "AGENT").

         WHEREAS, the Borrower and BKB are parties to an Amended and Restated Revolving Credit Agreement dated as of August 6, 1996, as amended (the "EXISTING AGREEMENT").

         WHEREAS, certain financial institutions wish to become parties to the Existing Agreement, as amended and restated hereby.

         WHEREAS, the parties hereto wish to amend the Existing Agreement and to restate the Existing Agreement as so amended.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the Existing Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 1

         DEFINITIONS

         1.1     DEFINITIONS.

         All capitalized terms used in this Agreement or in the Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

         ADJUSTED COST. The Original Cost less any dealer reserve, hold backs and discounts to the Borrower, sales taxes, insurance, shipping, delivery, handling and other similar charges applicable to any Equipment or Security Monitoring Agreement.

         AFFECTED LOANS.  See Section 2.12(a).

         AFFILIATE. With reference to any Person, (including an individual, a corporation, a partnership, a trust and a governmental agency or instrumentality), (i) any director, officer or employee of that Person, (ii) any other person controlling, controlled by or under direct or indirect common control of that person, (iii) any other Person directly or indirectly holding 5%


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or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and
(iv) any other Person 5% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person. For purposes of Sections 4.15, 5.10 and 7.9 hereof, "Affiliate" shall mean, within the meaning of Section 414(b), (c), (m) or (o) of the Code (i) any member of a controlled group of corporations which includes the Borrower, (ii) any trade or business, whether or not incorporated, under common control with the Borrower, (iii) any member of an affiliated service group which includes the Borrower, and (iv) any member of a group treated as a single employer by regulation.

         AGENT.  See Preamble.

         AGREEMENT. This Second Amended and Restated Revolving Credit Agreement, including the Exhibits and Schedules hereto, as the same may be supplemented or amended from time to time.

         ASSIGNEE.  See Section 9.1.

         BASE RATE. The greater of (i) the rate of interest announced from time to time by the Agent at its head office as its Base Rate, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 Of 1%).

         BASE RATE LOAN. Any Loan bearing interest determined with reference to the Base Rate.

         BORROWER.  See Preamble.

         BORROWER'S ACCOUNTANTS. Coopers & Lybrand or such other independent certified public accountants as are selected by the Borrower and reasonably acceptable to the Agent.

         BORROWING BASE. As at the date of any determination thereof, an amount equal to the sum of:

                  (a) in the case of Eligible Leases which are Finance Leases (other than Eligible Security Monitoring Agreements) or in the case of Eligible Installment Sales Contracts, the lesser of (x) 100% of the Adjusted Cost of the Eligible Equipment subject to such Eligible Leases or Eligible Installment Sales Contracts, or (y) 75% of the aggregate amount of all Eligible Lease Receivables relating to all such Eligible Leases or Eligible Installment Sales Contracts, discounted to present value by a percentage equal to the Discount Rate (which calculation shall not take into account rental payments due or payable under such Eligible Leases or Eligible Installment Sales Contracts beyond 60 months after the commencement date of such Eligible Leases or Eligible Installment Sales Contracts); PLUS

                  (b) in the case of Eligible Leases which are Operating Leases (other than Rental Contracts or Eligible Security Monitoring Agreements), the lesser of (x) 75% of the aggregate Net Book Value of the Eligible Equipment subject to such Operating Leases or (y) 75% of the

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aggregate amount of all Eligible Lease Receivables relating to all such Eligible
Leases, discounted to present value by a percentage equal to the Discount Rate (which calculation shall not take into account rental payments due or payable under such Eligible Leases beyond 60 months after the commencement date of such Eligible Leases); PLUS

                  (c) in the case of Eligible Rental Contracts (other than Eligible Security Monitoring Agreements), an amount equal to 75% of the aggregate Net Book Value of all Eligible Equipment subject to such Eligible Rental Contracts, PROVIDED that the portion of the Borrowing Base determined pursuant to this subparagraph (c) shall not exceed the lesser of (i) $14,000,000 and (ii) 20% of the Total Commitment; PLUS

                  (d) in the case of Eligible Security Monitoring Agreements, an amount equal to 75% of the Adjusted Cost of the security system and/or monitoring services subject to such Agreement, PROVIDED that solely for purposes of the foregoing calculation the Adjusted Cost shall not, unless otherwise approved by the Agent, exceed 35 times the so-called "recurring monthly revenues" from any such Agreement; PLUS

                  (e) in the case of Eligible Installment Finance Contracts, an amount equal to 75% of the aggregate amount of all Eligible Lease Receivables relating to all such Eligible Installment Finance Contracts, discounted to present value by a percentage equal to the Discount Rate (which calculation shall not take into account payments due or payable under such Eligible Installment Finance Contracts beyond 48 months after the commencement date of such Eligible Installment Finance Contracts); MINUS

                  (f) Borrowing Base Reserves, if any, at the date of determination of the Borrowing Base;

PROVIDED, HOWEVER, that notwithstanding the foregoing, there shall be excluded from the Borrowing Base (x) any Lease or Eligible Installment Finance Contract to the extent that the Receivables due pursuant to such Lease or Eligible Installment Finance Contract, when added to the Receivables due pursuant to all other Leases and Eligible Installment Finance Contracts with lessees and account debtors in the same state would exceed 20% of Gross Lease Installments, and (y) any Lease or Eligible Installment Finance Contract to the extent that the Receivables due pursuant to such Lease or Eligible Installment Finance Contract, when added to all other Receivables due from the same account debtor, would exceed the lesser of (i) $3,500,000, or (ii) five percent (5%) of the Commitments at such time. For purposes hereof, determination of the calculation shall be made on a lease by lease and contract by contract basis but the Borrowing Base shall include the aggregate of all such calculations.

         BORROWING BASE MATURITY DATE.  September 30, 2000.

         BORROWING BASE REPORT. A report of a Borrowing Computation in form satisfactory to the Agent and signed by any Responsible Officer.

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         BORROWING BASE RESERVES. At the time of any determination of the
Borrowing Base, such reserves as the Agent may from time to time determine to establish, in the exercise of its reasonable credit judgment based upon its review of the financial information delivered pursuant to Section 5.1, the results of inspection and reviews of books and records as contemplated by
Section 5.5 and other information concerning the business, operations and prospects of the Borrower.

         BORROWING COMPUTATION.  See Section 2.4(c).

         BUSINESS DAY. (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the interbank Eurodollar market.

         CAPITAL EXPENDITURES. For any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, Capitalized Lease Obligations, but excluding therefrom the purchase of Equipment as inventory for the purpose of being leased under an Operating Lease.

         CAPITALIZED LEASE OBLIGATIONS. As to any Person, the obligations of such Person to pay rent or other amounts under lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, consistently applied.

         CLOSING DATE. The first date on which the conditions set forth in Sections 3.1 and 3.2 have been satisfied and any Loans are to be made hereunder.

         CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         COLLATERAL. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and liens created by the Security Documents.

         COMMITMENT. With respect to any Lender, the maximum dollar amount which such Lender has agreed to loan to the Borrower upon the terms and subject to the conditions of this Agreement, initially as set forth on SCHEDULE 1 attached hereto, as such Lender's Commitment

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may be modified from time to time as provided in this Agreement, including termination or reduction of such Commitment in accordance with Sections 2.1 and
8.2 hereof. SCHEDULE 1 shall be amended from time to time to reflect any changes in the Commitments of the Lenders.

         COMMITMENT FEE.  See Section 2.7(a).

         CONSOLIDATED EARNINGS. The sum of Consolidated Net Income plus, on a consolidated basis for the Parent and its Subsidiaries, including the Borrower,
(a) all provisions for any deferred federal, state or other taxes plus (b) interest on Indebtedness (including payments on Capitalized Lease Obligations in the nature of interest), all as determined in accordance with GAAP.

         CONSOLIDATED INDEBTEDNESS. The consolidated Indebtedness (excluding Subordinated Debt but including Non-Recourse Indebtedness) of the Parent and its Subsidiaries, including the Borrower, determined in accordance with GAAP.

         CONSOLIDATED NET INCOME (DEFICIT). The consolidated net income (or deficit) of the Parent and its Subsidiaries, including the Borrower, determined in accordance with GAAP; PROVIDED, HOWEVER, that Consolidated Net Income shall not include amounts added to such net income (or deficit) in respect of the write-up of any asset.

         CONSOLIDATED TANGIBLE CAPITAL FUNDS. The sum, with respect to the Parent and its Subsidiaries, including the Borrower, on a consolidated basis, of
(a) the capital stock, (b) additional paid-in capital, (c) retained earnings and
(d) Subordinated Debt LESS (x) organizational costs and good will, (y) treasury stock and (z) 25% of Debt Issue Costs.

         CONSOLIDATED TANGIBLE NET WORTH. The sum, with respect to the Parent and its Subsidiaries, including the Borrower, on a consolidated basis, of (a) capital stock, (b) additional paid-in capital and (c) retained earnings, LESS the sum of (x) organizational costs and good will, (y) treasury stock and (z) 25% of Debt Issue Costs.

         CONSUMER FINANCE LEASE. A Finance Lease between the Borrower, as lessor, and a lessee who is an individual and who takes under the Lease primarily for personal, family or household purposes.

         CONVERSION TERM LOAN.  See Section 2.8(a).

         CONVERSION TERM LOAN MATURITY DATE. If the Revolving Credit Loans are converted into the Conversion Term Loan, as provided in Section 2.8(a), the date which is the third anniversary of the Borrowing Base Maturity Date.

         DEALER. A Person who (i) is domiciled in the United States of America,
(ii) is not the subject of and has not taken any action described in subsections
(f) and (g) of Section 8.1 and (iii) is engaged in the business of selling, servicing and installing security/alarm monitoring and related equipment in the United States of America.


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         DEALER AGREEMENT. An agreement between the Borrower and a Dealer, substantially in the form of EXHIBIT F-1 hereto, setting forth the rights and obligations of each with respect to a Security Monitoring Agreement or other agreement that has been assigned by such Dealer to the Borrower and which has not been modified, amended, restated or otherwise rewritten in any material respect more than two times.

         DEBT ISSUE COSTS. Those amounts characterized as "debt issue costs" in accordance with GAAP on the Initial Financial Statements or the most recent financial statements delivered pursuant to Section 5.1(a) or (b) hereof.

         DEFAULT. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         DERIVATIVE EXPOSURE. The aggregate potential exposure of a Lender under all outstanding Eligible Interest Rate Contracts, as determined by such Lender in its reasonable discretion. Such Lender shall determine its potential exposure under each Eligible Interest Rate Contract and notify the Agent and the Borrower of such determination at the time the Borrower enters into such Eligible Interest Rate Contract and such determination shall not be changed so long as such Eligible Interest Rate Contract remains in effect.

         DISCOUNT RATE. The Base Rate, which rate shall change contemporaneously with any change in the Base Rate.

         DRAWDOWN DATE. The Business Day on which any Loan is made or is to be made.

         ELIGIBLE EQUIPMENT.  Equipment:

         (a)      To which the Borrower has good and marketable title;

         (b) Which is not subject to any Encumbrance other than that in favor of the Agent for the benefit of the Lenders and in which (other than with respect to security systems subject to a Security Monitoring Agreement) the Agent has a duly perfected first priority security interest under the UCC or other similar law if (x) required under the Security Documents, or
                  (y) required by the Agent by written notice to the Borrower in the case of any Equipment with an Original Cost of more than $35,000;

         (c) Which is to be used primarily for personal, family or household purposes or in the ordinary course of business by the Borrower's lessees;

         (d) Which is subject to an Eligible Lease or Eligible Rental Contract; and

         (e) Which is insured by either the Borrower in accordance with current practice or the lessee thereof in accordance with industry standards.

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


         ELIGIBLE INSTALLMENT SALES CONTRACT. Any installment sales contract, purchase money security agreement or other similar chattel paper (including any and all schedules, supplements and amendments thereto and modifications thereof) entered into by the Borrower or its predecessor in interest as seller and a third party as buyer in connection with a sale of Equipment.

         ELIGIBLE INSTALLMENT FINANCE CONTRACT.  An Installment Finance
Contract:

                  (a) which is in full force and effect;

                  (b) the creditor under which is the Borrower;

                  (c) to which the Borrower has good and marketable title, and which is assignable by the Borrower;

                  (d) which is non-cancelable and provides that the third party obligor's obligations thereunder are absolute and unconditional, and not subject to defense, deduction, setoff or claim and as to which no defenses, setoffs, claims or counterclaims exist or have been asserted;

                  (e) which is not subject to any Encumbrance other than that in favor of the Agent for the benefit of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC;

                  (f) the third party obligor under which (i) is domiciled in the United States of America, (ii) is not the subject of and has not taken any action described in subsections (f) and (g) of Section 8.1 and (iii) is not otherwise been determined by the Agent to be unacceptable;

                  (g) which is in a form approved by the Agent;

                  (h) under which no payment is more than 90 days past due;

                  (i) under which no default has occurred other than to the extent permissible under clause (h) immediately above; and

                  (j) which has not been modified, amended, restated or otherwise rewritten more than two times.

         ELIGIBLE INTEREST RATE CONTRACTS. Interest rate swap agreements, interest rate collar agreements, options on any of the foregoing and any other agreements or arrangements designed to provide protection against fluctuations in interest rates, in each case purchased by the Borrower from a Lender with respect to Loans and approved by the Agent.

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         ELIGIBLE LEASE.  A Lease:

         (a)      Which is in full force and effect;

         (b)      The lessor under which is the Borrower;

         (c)      Which is assignable by the lessor thereunder;

         (d) Which is non-cancelable and provides that the lessee's obligations thereunder are absolute and unconditional, and not subject to defense, deduction, set-off or claim and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted;

         (e) Which is not subject to any Encumbrance other than that in favor of the Agent for the benefit of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC;

         (f)      Which is a Finance Lease or Operating Lease;

         (g) The lessee under which (i) is domiciled in the United States of America, (ii) is not the subject of and has not taken any action described in subsections (f) and (g) of Section 8.1 and
                  (iii) has not otherwise been determined by the Agent to be unacceptable;

         (h)      Which is in a form approved by the Agent;

         (i)      Under which no payment is more than 90 days past due;

         (j) Under which no default has occurred other than to the extent permissible under clause (i) immediately above;

         (k)      Which covers Eligible Equipment;

         (l) Which, if an Operating Lease, has a present value of all Fixed Rentals thereunder as of the date such Operating Lease is to be included in the Borrowing Base of at least 70% of the Original Cost of the Equipment leased thereunder; or which is an Eligible Security Monitoring Agreement; and

         (m) which has not been modified, amended, restated or otherwise rewritten with respect to terms of payment or in any other material respect more than two times.

         ELIGIBLE LEASE RECEIVABLES. As at the date of determination thereof, Receivables then due and unpaid with respect to an Eligible Lease, an Eligible Installment Sales Contract or an Eligible Installment Finance Contract.

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         ELIGIBLE RENTAL CONTRACT.  A Rental Contract:

         (a)      Which is in full force and effect;

         (b)      The lessor under which is the Borrower;

         (c)      Which is assignable by the lessor thereunder;

         (d) Which provides that the lessee's obligations thereunder are absolute and unconditional, and not subject to defense, deduction, set-off or claim and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted;

         (e) Which is not subject to any Encumbrance other than that in favor of the Agent for the benefit of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC;

         (f) The lessee under which (i) is domiciled in the United States of America, (ii) is not the subject of and has not taken any action described in subsections (f) and (g) of Section 8.1 and
                  (iii) has not otherwise been determined by the Agent to be unacceptable;

         (g)      Which is in a form approved by the Agent;

         (h)      Under which no payment is more than 90 days past due;

         (i) Under which no default has occurred other than to the extent permissible under clause (h) immediately above;

         (j)      Which covers Eligible Equipment; and

         (k) Which has not been modified, amended, restated or otherwise rewritten with respect to terms of payment or in any other material respect more than two times.

         ELIGIBLE SECURITY MONITORING AGREEMENT.  A Security Monitoring
Agreement:

         (a)      Which is in full force and effect;

         (b)      Which is assignable by the Dealer thereunder;

         (c) Which provides that the customer's obligations thereunder (solely as to any equipment covered thereby) are absolute and unconditional, and not subject to defense, deduction, set-off or claim and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted;

         (d) Which is not subject to any Encumbrance other than that in favor of the Agent on behalf of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC;

         (e)      Under which no payment is more than 90 days past due;

         (f) Under which no default has occurred other than to the extent permissible under clause (e) immediately above;

         (g) Which is the subject of a Dealer Agreement which is in full force and effect, under which no default shall have occurred by either party thereto and which is not subject to any Encumbrance other than in favor of the Agent on behalf of the Lenders and in which the Agent has a duly perfected first priority security interest under the UCC; and

         (h) With respect to which the monitoring services are being provided by the Dealer under the applicable Dealer Agreement or by a Servicer which is acceptable to the Agent, which acceptance shall not be unreasonably withheld.

         ENCUMBRANCES.  See Section 7.3.

         ENVIRONMENTAL LAWS. Any and all applicable federal, state and local environmental, health or safety statutes, laws, regulations, rules and ordinances (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments to the extent the foregoing may now or hereafter have jurisdiction over the Borrower or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials.

         EQUIPMENT. Tangible equipment having an Original Cost not exceeding $75,000 and reasonably acceptable to the Agent, whether now or hereafter owned and leased to third party users by the Borrower; PROVIDED, HOWEVER, that in no event shall Equipment include (i) stand-alone software, (ii) fixtures (other than electronic signs or security systems subject to a Security Monitoring Agreement), or (iii) any equipment (other than electronic signs subject to a Security Monitoring Agreement) custom designed for any Person.

         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         EURODOLLAR LOAN. Any Loan bearing interest at a rate determined with reference to the Eurodollar Rate.

         EURODOLLAR RATE. With respect to any Eurodollar Loan for any Interest Period, the rate of interest determined by the Agent to be the prevailing rate per annum at which deposits in U.S. Dollars are offered to the Agent by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 12:00 noon (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period.

         EURODOLLAR RESERVE PERCENTAGE. For any Interest Period, the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority, domestic or foreign, to which any Lender is subject with respect to "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors). The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

         EVENT OF DEFAULT.  Any event described in Section 8.1.

         EXISTING AGREEMENT.  See Preamble.

         FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         FINANCE LEASE. A Lease characterized as a "finance lease" in accordance with GAAP.

         FIXED CHARGE RATIO. The ratio of Consolidated Earnings for any fiscal quarter to Fixed Charges payable during such quarter.

         FIXED CHARGES. On a consolidated basis for the Parent and its Subsidiaries, including the Borrower, all payments of interest on all Indebtedness (including all payments on capitalized lease obligations in the nature of interest).

         FIXED RENTALS. The periodic rental payments under a Lease, the amounts of which are fixed and do not vary from time to time based on usage, cash flow or any other factor.

         FLEET FACILITY. That certain revolving credit facility established pursuant to that certain Loan Agreement dated as of July 29, 1993, as amended and restated as of July 28, 1995 and as subsequently amended as of the date hereof, by and among the Borrower, Fleet Bank, N.A. (successor by merger to NatWest Bank, N.A.) and the other banks named therein, as the same may be further amended, supplemented and in effect from time to time.

         GAAP.  Generally accepted accounting principles, consistently applied.

         GROSS LEASE INSTALLMENTS. The aggregate Receivables due to the Borrower from all leases of equipment.

         GUARANTEES. As applied to the Parent and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Borrower and their Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

         HAZARDOUS MATERIAL. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is or becomes regulated pursuant to any Environmental Law by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

         INDEBTEDNESS. As applied to any Person, all (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, lease obligations required to be shown as a liability on the balance sheet of the lessee in accordance with generally accepted accounting principles; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by liens on any assets of such person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) non-cancelable liabilities under all Operating Leases.

         INITIAL FINANCIAL STATEMENTS.  See Section 4.6.

         INSTALLMENT FINANCE CONTRACT. Any agreement (including any and all schedules, supplements and amendments thereto and modifications thereof) entered into by the Borrower or its predecessor in interest as a service provider and a third party as buyer in connection with the rendering of services to such third party.

         INTERCREDITOR AGREEMENT. The Second Amended and Restated Intercreditor Agreement dated as of the Closing Date between the Agent and Fleet Bank. N.A. (successor by merger to NatWest Bank N.A.), as agent.

         INTEREST EXPENSE. For any period, the consolidated interest expense (including imputed interest on capitalized lease obligations) and amortized debt discount on Indebtedness of the Parent and its Subsidiaries for such period.

         INTEREST PERIOD. With respect to (a) each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one (1), two (2), three (3), six (6) or twelve (12) months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion, and (b) each Money Market Loan, the period commencing on the date of the making such Money Market Loan and ending not more than seven
(7) days thereafter, as the Borrower may elect (subject to availability) in the applicable Notice of Borrowing or Conversion; PROVIDED that:

                  (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, except that with respect to any Interest Period for a Eurodollar Loan, if such Business Day falls in the next calendar month, such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period for a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                  (iii) any Interest Period that would otherwise end after the Borrowing Base Maturity Date shall end on the Borrowing Base Maturity Date; and

                  (iv) notwithstanding clause (iii) above, no Interest Period for a Eurodollar Loan shall have a duration of less than one month, and if any Interest Period applicable to a Eurodollar Loan would be for a shorter period, such Interest Period shall not be available hereunder.

         INVESTMENT. As applied to the Borrower and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person (including any Subsidiary), any loan, advance or extension of credit (excluding Accounts Receivable arising in the ordinary course of business) to, or contribution to the capital of, any other Person (including any Subsidiary), any real estate held for sale or investment, any securities or commodities futures contracts held, any other investment in any other Person (including any other Borrower or any Subsidiary), and the making of any commitment or acquisition of any option to make an Investment.

         LEASE. Any lease agreement, installment sales contract or other agreement (including any and all schedules, supplements and amendments thereon and modifications thereof) entered into by the Borrower as lessor or seller with respect to Equipment.

         LENDER. BKB, the other financial institutions listed on Schedule 1 attached hereto and each other Person that may after the date hereof become a party to this Agreement as a "Lender" hereunder.

         LOAN DOCUMENTS. This Agreement, the Notes, the Security Documents, the Parent Guarantee and the Intercreditor Agreement, together with any agreements, instruments or documents executed and delivered pursuant to or in connection with any of the foregoing.

         LOANS. The Loans made or to be made by the Lenders to the Borrower pursuant to Section II of this Agreement, including Revolving Credit Loans, Swing Line Advances and the Conversion Term Loan.

         MAJORITY LENDERS. As of any date, the holders of sixty percent (60%) of the Total Commitment.

         MONEY MARKET LOAN. Subject to availability, any Swing Line Advance bearing interest at a rate determined with reference to the Money Market Rate.

         MONEY MARKET RATE. With respect to any Swing Line Advance, subject to availability, the interest rate per annum determined by BKB in its sole and absolute discretion plus 2.00%.

         NET BOOK VALUE. At a particular date, as to any Eligible Equipment, the Original Cost of such Eligible Equipment less aggregate depreciation thereon calculated from the date of acquisition thereof in accordance with the Borrower's standard accounting and depreciation practices using the straight line method over the estimated life of such Eligible Equipment, with salvage value determined by the Borrower in accordance with such practices.

         NON-RECOURSE INDEBTEDNESS. Indebtedness of the Borrower or the Parent, as the case may be, for which the remedy for nonpayment or non-performance of any obligation or any default in respect thereof is strictly and absolutely limited to any collateral securing such Indebtedness and in respect of which neither the Borrower nor the Parent is subject to any personal liability.

         NOTE RECORD. Any internal record, including a computer record, maintained by any Lender with respect to any Loan.

         NOTES.  The Revolving Credit Notes.

         NOTICE OF BORROWING OR CONVERSION. The notice, substantially in the form of Exhibit B hereto, to be given by the Borrower to the Agent to request a Loan or to convert an outstanding Loan of one Type into a Loan of another Type, in accordance with Section 2.4.

         OBLIGATIONS. Any and all obligations of the Borrower to the Agent and the Lenders of every kind and description pursuant to or in connection with the Loan Documents (including, without limitation, in connection with Revolving Credit Loans and the Conversion Term Loan) and Eligible Interest Rate Contracts, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

         OPERATING LEASE. A Lease characterized as an "operating lease" in accordance with GAAP.

         ORIGINAL COST. The Borrower's purchase price for (i) any Equipment as invoiced by the supplier thereof or (ii) for any Security Monitoring Agreement or for the security system and/or monitoring services subject thereto.

         PARENT. MicroFinancial Incorporated (f/k/a Boyle Leasing Technologies, Inc.), a Massachusetts corporation, and the sole stockholder of the Borrower.

         PARENT GUARANTEE. The amended and restated unlimited guarantee made by the Parent in favor of the Agent for the benefit of the Lenders, dated the Closing Date and guaranteeing all Obligations.

         PARTICIPANT.  See Section 9.2.

         PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         PENSION PLAN. Any Plan which is an "employee pension benefit plan" (as defined in ERISA).

         PERMITTED ACQUISITIONS.  See Section 7.8.

         PERMITTED ENCUMBRANCES.  See Section 7.3.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, any government or governmental agency or political subdivision thereof, a court, and any other legal entity, whether acting in an individual, fiduciary or other capacity.

         PLAN. Any "employee pension benefit plan" or "employee welfare benefit plan" (each as defined in ERISA) maintained by Borrower or Subsidiary.

         PROHIBITED TRANSACTION. Any "prohibited transaction" as defined in ERISA and the Code.

         QUALIFIED INVESTMENTS. As applied to the Borrower and its Subsidiaries, investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit, demand deposit accounts or other deposit instruments or accounts maintained in the ordinary course of business with banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper that is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (iv) any repurchase agreement secured by any one or more of the foregoing, and (v) advances to employees for business related expenses to be incurred in the ordinary course of business and consistent with past practices in an amount not to exceed $500,000 in the aggregate outstanding at any one time, PROVIDED that no advances to any single employee shall exceed $100,000 in the aggregate.

         RECEIVABLES. Any of the Borrower's accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and other debts, obligations and liabilities in whatever form owing to the Borrower from any Person for goods sold or leased or for services rendered by the Borrower or its predecessor in interest, or however otherwise established or created, all guaranties and security therefor, any right, title and interest of the Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and any rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Borrower.

         RENTAL CONTRACT. An Operating Lease which is month-to-month and which is cancelable.

         RESPONSIBLE OFFICER. The chief financial officer of the Borrower, the vice president of funding operations of the Borrower and any other officer of the Borrower designated by the chief financial officer to sign Borrowing Base Reports and Notices of Borrowing or Conversion.

         RESTRICTED PAYMENT. Any dividend, distribution, loan, advance, guaranty, extension of credit or other payment, whether in cash or property to or for the benefit of any Person who holds an equity interest in the Borrower or any of its Subsidiaries, whether or not such interest is evidenced by a security, and any purchase, redemption, retirement or other acquisition for value of any capital stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or of any options, warrants or similar rights to purchase such capital stock or any security convertible into or exchangeable for such capital stock.

         REVOLVING CREDIT ASSIGNMENT OF LEASES. A second amended and restated assignment of leases, dated the Closing Date, by the Borrower in favor of the Agent for the benefit of the Lenders, as amended, supplemented and in effect from time to time, and any supplement thereto in the form of Exhibit A to the Revolving Credit Assignment of Leases as executed and delivered by the Borrower and the Agent from time to time.

         REVOLVING CREDIT LOAN.  See Section 2.1(a) hereof.

         REVOLVING CREDIT NOTES.  See Section 2.3(a).

         SECURITY AGREEMENT. A second amended and restated security agreement, dated the Closing Date, between the Borrower and the Agent, as amended, supplemented and in effect from time to time, and any supplement thereto in the form of Exhibit A to the Security Agreement as executed and delivered by the Borrower and the Agent from time to time.

         SECURITY DOCUMENTS. The Revolving Credit Assignment of Leases, the Security Agreement and any additional documents evidencing or perfecting the Agent's lien on the Collateral.

         SECURITY MONITORING AGREEMENT. An agreement between a Dealer and a customer, substantially in the form of EXHIBIT F-2 hereto, which provides for
(i) the selling, servicing and installation by the Dealer of central station security/alarm monitoring equipment and related monitoring services or (ii) only monitoring services with respect to such equipment.

         SERVICER. A Person engaged in the business of providing monitoring services for central alarm systems.

         SUBORDINATED DEBT. Indebtedness of the Parent or any of its Subsidiaries, including the Borrower, which is expressly subordinated and made junior to the payment and performance in full of the Obligations and the Guaranteed Obligations (as defined in the Parent Guaranty) on terms and conditions satisfactory to the Agent and the Majority Lenders.

         SUBSIDIARY. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Parent, the Borrower or a Subsidiary of the Parent or Borrower; or any other such organization the management of which is directly or indirectly controlled by the Parent, the Borrower or a Subsidiary of the Parent or Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Parent or Borrower has a 50% ownership interest.

         SWING LINE ADVANCES.  See Section 2.2.

         TOTAL COMMITMENT. The sum of the Commitments of the Lenders as in effect from time to time, which as of the Closing Date shall be $55,000,000 and which may be increased from time to time to an amount not to exceed $70,000,000 in accordance with the provisions of Section 9.3 hereof, and which may be any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Sections 2.1 and 8.2 hereof.

         TOTAL OUTSTANDINGS. At any time, the aggregate outstanding principal balance of the Revolving Credit Loans at the time.

         TYPE.  A Base Rate Loan, a Eurodollar Loan or a Money Market Loan.

         UCC. The Uniform Commercial Code as enacted in any state of the United States or in the District of Columbia or the United States Virgin Islands insofar as any such statute, as in effect from time to time, may be relevant to the creation, perfection, continuation and enforcement of Encumbrances on Collateral.

         YEAR 2000 COMPLIANT. With respect to any Person, all software, embedded microchips and other processing capabilities and equipment utilized by and material to the business operations or financial condition of such Person that are able to interpret and manipulate data involving all calendar dates correctly and without causing any abnormal ending scenario, including, without limitation, in the case of dates or time periods occurring or ending after December 31, 1999, the ability to function at least as effectively as in the case of time periods occurring or ending prior to January 1, 2000.

         1.2      RULES OF INTERPRETATION.

                  (1) All terms of an accounting character used herein but not defined herein shall have the meanings assigned thereto by GAAP applied on a consistent basis. All calculations for the purposes of Section VI hereof shall be made in accordance with GAAP.

                  (2) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

                  (3) The singular includes the plural and the plural includes the singular. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (4) A reference to any Person includes its permitted successors and permitted assigns.

                  (5) The words "include", "includes" and "including" are not limiting.

                  (6) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                  (7) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them in such Uniform Commercial Code.

SECTION 2.

         DESCRIPTION OF CREDIT

         2.1      REVOLVING CREDIT LOANS.

                  (1) Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, each of the Lenders agrees, severally and not jointly, to make revolving credit loans (the "REVOLVING CREDIT LOANS") to the Borrower at the Borrower's request from time to time from and after the Closing Date and prior to the Borrowing Base Maturity Date, PROVIDED that the Total Outstandings (after giving effect to all requested Revolving Credit Loans and Swing Line Advances) shall not at any time exceed the lesser of (i) the Borrowing Base and (ii) the Total Commitment, and PROVIDED, FURTHER that the sum of the aggregate principal amount of outstanding Revolving Credit Loans made by each Lender shall not at any time (after giving effect to all requested Revolving Credit Loans and Swing Line Advances) exceed such Lender's Commitment, and PROVIDED, FURTHER, that the sum of the aggregate principal amount of outstanding Revolving Credit Loans based on Eligible Leases having original terms of more than 60 months shall not at any time (after giving effect to all requested Revolving Credit Loans) exceed 10% of the aggregate principal amount of all outstanding Revolving Credit Loans. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and prepay amounts, up to the limits imposed by this Section 2.1, from time to time between the Closing Date and the Borrowing Base Maturity Date upon request given to the Agent pursuant to
Section 2.4. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in
Section 3.1, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 3.2 in the case of all other Revolving Credit Loans, have been satisfied as of the date of such request.

                  (2) No Eurodollar Loan shall be requested or made for less than $500,000 in principal amount and in integral multiples of $100,000 in excess of such minimum amount. No more than 8 Eurodollar Loans may be outstanding at any time.

                  (3) Upon the terms and subject to the conditions of this Agreement, the Borrower may convert all or any part (in integral multiples of $500,000) of any outstanding Loan into a Loan of another Type on any Business Day (which, in the case of a conversion of an outstanding Eurodollar Loan shall be the last day of the Interest Period applicable to such Eurodollar Loan), PROVIDED, HOWEVER that only Swing Line Advances may be made as or converted into Money Market Loans. The Borrower shall give the Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with
Section 2.4.

                  (4) All Commitments shall automatically terminate at 2:30 p.m. Boston time on the Borrowing Base Maturity Date. Subject to the provisions of
Section 2.8 regarding mandatory payments, the Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $5,000,000, and in integral multiples of $1,000,000 if in excess thereof, the Total Commitment or to terminate entirely the

Lenders' Commitments to make Revolving Credit Loans hereunder, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitments by the aggregate amount specified in such notice or shall, as the case may be, be terminated entirely. No such reduction or termination of any Commitment may be reinstated.

         2.2      SWING LINE ADVANCES.

         (1) Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, BKB may, in its sole discretion, make short term advances ("SWING LINE ADVANCES") to the Borrower from time to time from and after the Closing Date and prior to the Borrowing Base Maturity Date, provided that the Total Outstandings (after giving effect to all requested Revolving Credit Loans and Swing Line Advances) shall not at any time exceed the lesser of (i) the Borrowing Base and (ii) the Total Commitment, PROVIDED, FURTHER that the aggregate outstanding principal amount of Swing Line Advances shall not exceed $5,000,000, and PROVIDED, FURTHER that the aggregate principal amount of Revolving Credit Loans and Swing Line Advances made by BKB shall not at any time exceed BKB's Commitment. Each Swing Line Advance shall be due and payable on such Business Day (not more than seven (7) days after the making thereof) as the Borrower shall specify in the Notice of Borrowing or Conversion requesting such Swing Line Advance. Each request for a Swing Line Advance hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section 3.1, in the case of any Swing Line Advance to be made on the Closing Date, and Section 3.2 in the case of all other Swing Line Advances, have been satisfied as of the date of such request.

         (2) Each Swing Line Advance shall be either a Base Rate Loan or, subject to availability, a Money Market Loan; no Swing Line Advance shall be a Eurodollar Loan. No Swing Line Advance shall be requested or made for less than $100,000 in principal amount.

         (3) Subject to the limitations set forth above, Swing Line
Advances of one Type may be converted into a Loan of another Type in accordance with Section 2.4. No Revolving Credit Loan may be converted into a Swing Line Advance.

         2.3 THE NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes for each Lender, each such note to be in substantially the form of EXHIBIT A hereto, dated as of the Closing Date and completed with appropriate insertions (each such note being referred to herein as a "REVOLVING CREDIT NOTE" and collectively as the "REVOLVING CREDIT NOTES"). One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's highest possible Commitment. The Borrower irrevocably authorizes each of the Lenders to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on the Revolving Credit Notes, an appropriate notation on its Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the Note Records shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lenders, but the failure to record, or any error in so recording, any such amount on any Lender's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.4      NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS.
                  (1) Whenever the Borrower desires to obtain or continue a Loan hereunder or convert an outstanding Loan of one Type into a Loan of another Type, the Borrower shall give the Agent a written Notice of Borrowing or Conversion (or a telephonic notice promptly confirmed by a written Notice of Borrowing or Conversion), which Notice shall be irrevocable and which must be received no later than 2:00 p.m. Boston time (i) one Business Day before the day on which the requested Loan is to be made or continued as or converted to a Base Rate Loan, (ii) three Business Days before the day on which the requested Loan is to be made or continued as or converted to a Eurodollar Loan, and (iii) the same Business Day on which a requested Swing Line Advance is to be made. Such Notice shall specify (A) the effective date and amount of each such Loan or portion thereof requested to be made, continued or converted, subject to the limitations set forth in this Agreement, (B) the interest rate option requested to be applicable thereto, (C) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of the term "Interest Period") and (D) in the case of a requested Swing Line Advance, the maturity date thereof (which maturity date shall be a Business Day no later than seven (7) days after the date such Swing Line Advance is requested to be made). If such Notice fails to specify the interest rate option to be applicable to the requested Loan, then the Borrower shall be deemed to have requested a Base Rate Loan. If such written confirmation of any telephonic notification differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error, and shall be accompanied by a Borrowing Base Report. If the Agent receives a Notice of Borrowing or Conversion after the time specified in subsection (a) above, such Notice shall not be effective.

                  (2) Subject to the provisions of the definition of the term "Interest Period" herein, the duration of each Interest Period for a Eurodollar Loan shall be as specified in the applicable Notice of Borrowing or Conversion. If no Interest Period is specified in a Notice of Borrowing or Conversion with respect to a requested Eurodollar Loan or Money Market Loan, then the Borrower shall be deemed to have selected an Interest Period of one month's duration for a requested Eurodollar Loan or one day's duration for a Money Market Loan. If the Agent does not receive an effective Notice of Borrowing or Conversion with respect to an outstanding Eurodollar Loan, or if, when such Notice must be given prior to the end of the Interest Period applicable to such outstanding Loan, the Borrower shall have failed to satisfy any of the conditions hereof, the Borrower shall be deemed to have elected to convert such outstanding Eurodollar Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

                  (3) Each Notice of Borrowing or Conversion requesting borrowing of a Revolving Credit Loan shall be accompanied by a Borrowing Base Report containing a computation by the Borrower in form satisfactory to the Agent (hereinafter referred to as a "BORROWING COMPUTATION") certified by a Responsible Officer, setting forth (i) a complete description of the Equipment to be acquired or financed with respect to which such Revolving

Credit Loan has been requested, (ii) the Original Cost and Adjusted Cost of such Equipment, (iii) a complete description of the Leases covering such Equipment,
(iv) the name of the lessees under such Leases, (v) a statement that such Equipment and Leases, subject to the acceptance by the Agent of such Equipment or the applicable lessee, satisfy the conditions to qualify as Eligible Equipment Leases or Eligible Rental Contracts, respectively, and (vi) such other information with respect to such Equipment and Leases as is requested by the Agent in the Borrowing Computation or otherwise. Within two Business Days after receipt of such information in the form indicated above, the Agent shall notify the Borrower if any of such Equipment or lessees are unacceptable to the Agent. In the event the Agent does not so notify the Borrower, the Agent shall be deemed to have accepted such Equipment and lessees. The acceptance or deemed acceptance of any lessee under any Lease at any one time by the Agent shall not operate as an acceptance of such lessee at any future time.

         2.5      FUNDING OF LOANS.

                  (1) PRO RATA FUNDING. Revolving Credit Loans shall be made by the Lenders PRO RATA in accordance with their respective Commitments, PROVIDED, HOWEVER that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). ..

                  (2) NOTICE. The Agent shall promptly notify the Lenders of each Notice of Borrowing or Conversion received pursuant to Section 2.4 (other than a Notice requesting a Swing Line Advance) and of each Lender's portion of the requested Loan. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of such Loan, each Lender will make available to the Agent, at its head office, in immediately available funds, the amount of such Lender's PRO RATA share of the amount of such requested Loan. Upon receipt by the Agent of such amount, and upon receipt of the documents required by Section 3 and the satisfaction of the other conditions set forth therein (to the extent applicable) the Agent may first pay to BKB on behalf of the Borrower, out of such funds, an amount equal to the aggregate principal balance of any outstanding Swing Line Advances, and then shall make available to the Borrower the balance of such Loan. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its PRO RATA share of any requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's PRO RATA share of any requested Loans.

                  (3) ADVANCE BY AGENT. The Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that each Lender has made available to the Agent on such Drawdown Date the amount of such Lender's PRO RATA share of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Lender's PRO RATA share of any such Loans TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's pro rata share of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Lender. If the amount of such Lender's PRO RATA share of such Loans is not made available to the Agent by such Lender within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                  (4) SWING LINE ADVANCES. Upon the satisfaction of the conditions set forth in Section 3, to the extent applicable, BKB will make available to the Borrower the amount of any Swing Line Advance that BKB determines, in its sole discretion, to make. If any Swing Line Advance is not repaid when due, upon written demand by BKB given to the Agent and each other Lender, each other Lender shall purchase from BKB, and BKB shall sell and assign to each such Lender, such other Lender's PRO RATA share (based on its Commitment) of such unpaid Swing Line Advance as of the date of such advance, by making available to the Agent, at its head office, in immediately available funds, an amount equal to the PRO RATA portion of outstanding principal amount of such Swing Line Advance to be purchased by such other Lender. The Borrowers hereby agree to each such sale and assignment. Each such Lender agrees to make such purchase of its share of the unpaid Swing Line Advance on (i) the Business Day on which such demand is made by BKB, PROVIDED that notice of such demand is given not later than 12:00 noon (Boston time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment, BKB represents and warrants to each such other Lender that BKB is the legal and beneficial owner of the interest in such Swing Line Advance being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance. If any such other Lender makes available to the Agent such amount on a date after the date such interest is to be assigned to it, such Lender shall pay to BKB on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by BKB for federal funds acquired by BKB during each day included in such period, TIMES (ii) the amount to have been paid by such Lender on such purchase date, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including the date scheduled for such purchase to the date on which the amount of such Lender's Commitment Percentage of such unpaid Swing Line Advance shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to BKB by such Lender, absent manifest error. When such Lender shall pay such amount to the Agent for the account of BKB, such amount so paid in respect of principal shall constitute a Revolving Credit Loan which is a Base Rate Loan made by such Lender on such date for purposes of this Agreement.

         2.6      INTEREST RATES AND PAYMENTS OF INTEREST.

                  (1) BASE RATE LOANS. Each Revolving Credit Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate, which rate shall change contemporaneously with any change in the Base Rate. Such interest shall be payable monthly in arrears on the first Business Day of each month, commencing January 4, 1999, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

                  (2) EURODOLLAR LOANS. Each Revolving Credit Loan which is a Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Eurodollar Rate plus 1.75%. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                  (3) MONEY MARKET LOANS. Each Revolving Credit Loan which is a Money Market Loan shall bear interest on the outstanding principal amount thereof at the Money Market Rate. Interest on each Money Market Loan shall be payable at the end of the Interest Period applicable thereto.

                  (4) CONVERSION TERM LOAN. Any Conversion Term Loan shall bear interest on the outstanding principal amount thereof at the following rates: (x) to the extent such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate, plus .50% and (y) to the extent such Loan is a Eurodollar Loan, at a rate per annum equal to the Eurodollar Rate, plus 2.50%.

                  (5) DEFAULT INTEREST. If a material Event of Default shall occur, then at the option of the Agent the unpaid balance of Loans shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to 2% per annum above the interest rate applicable to each such Loan in effect on the day such Event of Default occurs, until such Event of Default is cured or waived.

                  (6) ADDITIONAL INTEREST. So long as any Lender shall be required under regulations of the Board of Governors of the Federal Reserve System (or any other banking authority, domestic or foreign, to which such Lender is subject) to maintain reserves with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors), the Borrower shall pay to the Agent for the account of each such Lender additional interest on the unpaid principal amount of each Eurodollar Loan made by such Lender from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder (rounded upwards, if necessary, to the next higher 1/8 of 1%) obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Eurodollar Loan from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent, and shall be payable on each date on which interest is payable on such Eurodollar Loan.

         2.7      FEES.

                  (1) The Borrower shall pay to the Agent for the benefit of the Lenders a commitment fee (the "COMMITMENT FEE"), computed on a daily basis and payable quarterly in arrears on the first Business Day of each quarter, equal to 0.275% per annum of the excess of (i) the Total Commitment at the time over (ii) the Total Outstandings from time to time, PROVIDED, HOWEVER that for purposes of the foregoing, Total Outstandings shall not include outstanding Swing Line Advances.

                  (2) On the Closing Date the Borrower shall pay to the Agent for the pro rata benefit of the Lenders an administrative and transactional fee of $25,000.

                  (3) Without limiting any of the Lenders' other rights hereunder or by law, if any Loan or any portion thereof or any interest thereon is not paid within fifteen (15) days after its due date, the Borrower shall pay to the Agent for the benefit of the Lenders on demand a late payment charge equal to 5% of the amount of the total payment due.

                  (4) The Borrower shall pay to the Lenders such other standard charges imposed by the Lenders on the Borrower as are customarily imposed by the Lenders in the ordinary course of business on borrowers generally (e.g., charges for returned checks, cashier's checks, wire transfers, letters of credit, foreign exchange transactions, and other operational services).

                  (5) The Borrower shall pay to the Agent, solely for the account of the Agent, such other fees as the Borrower and the Agent shall agree.

                  (6) The Borrower authorizes the Agent and the Lenders to charge to their Note Records or to any deposit account which the Borrower may maintain with any of them the interest, fees, charges, taxes and expenses provided for in this Agreement, the other Loan Documents or any other document executed or delivered in connection herewith or therewith.

         2.8      PAYMENTS AND PREPAYMENTS OF THE LOANS; CONVERSION TERM LOAN.

                  (1) On the Borrowing Base Maturity Date, if the Lenders shall not have offered to extend such date and if no Default shall have occurred and be continuing, then at the option of the Borrower the unpaid principal balance of the Revolving Credit Loans shall be converted into a term loan (the "CONVERSION TERM LOAN") which shall be payable in thirty six (36) equal consecutive monthly installments on the first day of each calendar month, commencing with the first day of the month following the Borrowing Base Maturity Date, with the unpaid principal balance of the Conversion Term Loan, together with all unpaid interest thereon and all fees and other amounts due with respect thereto, due and payable in full on the Conversion Term Loan Maturity Date. If the Lenders shall have offered to extend the Borrowing Base Maturity Date but the Borrower shall not have agreed to such extension or if any Default shall have occurred and be continuing on such date, then notwithstanding the existence of any

Eurodollar or Money Market Loan and notwithstanding any other provision of the Loan Documents, the Borrower shall pay in full on such date the unpaid principal balance of the Revolving Credit Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto.

                  (2) Eurodollar Loans may be paid, without premium or penalty, on the last day of any Interest Period applicable thereto, upon three Business Days' notice. Money Market Loans may be paid, without premium or penalty, on the last day of any Interest Period applicable thereto, and Base Rate Loans may be prepaid at any time, without premium or penalty, upon one Business Day's notice. Upon the written request of the Borrower in conjunction with any such prepayment of a Revolving Credit Loan, the Agent shall, simultaneously with receipt of such prepayment, release the Eligible Equipment, Eligible Leases and Eligible Rental Contracts to which such prepaid Loan relates from the Agent's Encumbrance on such items of Collateral granted to the Agent pursuant to the Security Documents, PROVIDED that (i) no Default shall have occurred and be continuing,
(ii) the Agent shall have received from the Borrower a Borrowing Base Report demonstrating that upon such release the Borrower shall be in compliance with the terms of Section 2.1 hereof, and (iii) the Agent shall have received a certification from a Responsible Officer certifying that no Default has occurred and is continuing, that the Borrower has complied with the provisions of Section
7.4 hereof and Section 2(b)(ii) of the Security Agreement and that upon such release and after giving effect thereto the Borrower shall be in compliance with
Section 2.1 hereof and no Default shall have occurred and be continuing.

                  (3) If at any time the Total Outstandings exceed the lesser of
(i) the Borrowing Base and (ii) the Total Commitment, then the Borrower shall immediately pay the amount of any such excess to the Agent for application to the Loans.

         2.9      METHOD OF PAYMENT AND ALLOCATION OF PAYMENTS.

                  (1) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to each Lender such additional amount in Dollars as shall be necessary to enable such Lender to receive the same net amount which such Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to each Lender certificates or other valid vouchers or other evidence of payment reasonably satisfactory to the Agent for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Lenders may, and the Borrower hereby authorizes the Lenders to, debit the amount of any payment not made by such time to the demand deposit accounts of the Borrower with the Lenders or to their Note Records.

                  (2) All payments of principal of and interest in respect of Revolving Credit Loans, the Conversion Term Loan and the Commitment Fee shall be made to the Agent, for the benefit of the Lenders, PRO RATA in accordance with their respective Commitments, and payments of any other amounts due hereunder shall be made to the Agent to be allocated among the Agent and the Lenders as their respective interests appear. All such payments shall be made at the Agent's head office or at such other location that the Agent may from time to time designate, in each case in immediately available funds.

                  (3) If the Commitments shall have been terminated or the Obligations shall have been declared immediately due and payable pursuant to
Section 8.2, all funds received from or on behalf of the Borrower (including as proceeds of Collateral) by any Lender in respect of Obligations (except funds received by any Lender as a result of a purchase of a participant interest pursuant to Section 2.9(d) below) shall be remitted to the Agent, and all such funds, together with all other funds received by the Agent from or on behalf of the Borrower (including proceeds of Collateral) in respect of Obligations, shall be applied by the Agent in the following manner and order: (i) first, to reimburse the Agent and the Lenders, in that order, for any amounts payable pursuant to Sections 11.2 and 11.3 hereof; (ii) second, to the payment of the Commitment Fee and any other fees payable hereunder; (iii) third, to the payment of interest due on the Revolving Credit Loans and the Conversion Term Loan; (iv) fourth, to the payment of the outstanding principal balance of any Swing Line Advances; (v) fifth, to the payment of the outstanding principal balance of the Revolving Credit Loans and the Conversion Term Loan; (vi) sixth, to the payment of any other Obligations payable by the Borrower; and (vii) any remaining funds shall be paid to whoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

                  (4) Each of the Lenders and the Agent hereby agrees that if it should receive any amount (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) in respect of principal of, or interest on, the Revolving Credit Loans or the Conversion Term Loan or any fees which are to be shared PRO RATA among the Lenders, which, as compared to the amounts theretofore received by the other Lenders with respect to such principal, interest or fees, is in excess of such Lender's PRO RATA share of such principal, interest or fees, such Lender shall share such excess, less the costs and expenses (including, reasonable attorneys' fees and disbursements) incurred by such Lender in connection with such realization, exercise, claim or action, PRO RATA with all other Lenders in proportion to their respective Commitments, and such sharing shall be deemed a purchase (without recourse) by such sharing party of participant interests in the Loans or such fees, as the case may be, owed to the recipients of such shared payments to the extent of such shared payments; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         2.10 INDEMNITY. If the Borrower for any reason (including, without limitation, pursuant to Sections 2.8(b), 2.12 and 8.2 hereof) makes any payment of principal with respect to any Eurodollar Loan or Money Market Loan on any day other than the last day of an Interest

Period applicable to such Loan, or fails to borrow or continue or convert to a Eurodollar Loan or Money Market Loan, as the case may be, after giving a Notice of Borrowing or Conversion thereof pursuant to Section 2.4, or fails to prepay a Eurodollar Loan after having given notice thereof, the Borrower shall pay to the Agent for the benefit of the Lenders any amount required to compensate the Lenders for any additional losses, costs or expenses which they may reasonably incur as a result of such payment or failure, including, without limitation, any loss (including loss of anticipated profits), costs or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by the Lenders to fund or maintain such Loan. The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's (or the affected Lenders') calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

         2.11 COMPUTATION OF INTEREST AND FEES. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (i) of the definition of the term "Interest Rate Period"), and such extension shall be included in computing interest in connection with such payment.

         2.12     CHANGED CIRCUMSTANCES; ILLEGALITY.

                  (1) Notwithstanding any other provision of this Agreement, in the event that:

                  (1) on any date on which the Eurodollar Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Eurodollar Rate, or

                  (2) at any time the Agent or any Lender shall have determined in good faith (which determination shall be final and conclusive and, if made by any Lender, shall have been communicated to the Agent in writing) that:

                  (A) the making or continuation of or conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (2) compliance by the Agent or such Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                  (B) the Eurodollar Rate shall no longer represent the effective cost to the Agent or such Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Agent shall forthwith so notify the Borrower thereof. Until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders to allow selection by the Borrower of the Type of Loan affected by the contingencies described in this Section (herein called "AFFECTED LOANS") shall be suspended. If, at the time the Agent so notifies the Borrower, the Borrower has previously given the Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be a request for Base Rate Loans.

                  (2) In the event of a determination of illegality pursuant to subsection (a)(ii)(A) above, the Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.10, on such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) and may, subject to the conditions of this Agreement, borrow a Loan of another Type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.4 hereof.

         2.13 INCREASED COSTS. In case any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  (1) subjects any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), or

                  (2) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Lender (other than such requirements as are already included in the determination of the Eurodollar Rate), or

                  (iii) imposes upon any Lender any other condition with respect to its obligations or performance under this Agreement,

and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to any Loans or its obligations under this Agreement, such Lender shall notify the Borrower and the Agent thereof. The Borrower agrees to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based, which statement shall be deemed true and correct absent manifest error.

         2.14 CAPITAL REQUIREMENTS. If after the date hereof any Lender reasonably determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's commitment to make Loans hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender shall notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error) unless within such 30 day period the Borrower shall have prepaid in full all obligations to such Lender, in which event no amount shall be payable to such Lender under this Section. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

SECTION 3.

         CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of the Lenders to make any additional Revolving Credit Loans is subject to the satisfaction, on or prior to the Closing Date, of the condition that the Agent shall have received the following agreements, documents, certificates and opinions in form and substance satisfactory to the Agent and duly executed and delivered by the parties thereto:

                  (1)      This Agreement;

                  (2)      The Revolving Credit Notes;

                  (3)      The Security Documents;

                  (4)      The Parent Guarantee;

                  (5)      The Intercreditor Agreement;

                  (6) UCC-1 Financing Statements and UCC-3 Financing Statement Amendments;

                  (7) Borrowing Base Report as of a date within five (5) Business Days of the Closing Date;

                  (8)      Notice of Borrowing or Conversion as of the Closing
         Date;

                  (9) A certificate of the Clerk or an Assistant Clerk of the Borrower with respect to resolutions of the Board of Directors authorizing the execution and delivery of the Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers, and certifying that neither the Articles of Organization nor the Bylaws of the Borrower has been amended since the date the same were delivered to BKB pursuant to the Existing Credit Agreement;

                  (10) A certificate of the Secretary of State of the Borrower's jurisdiction of incorporation as to legal existence and good standing of the Borrower in such state;

                  (11) An opinion addressed to the Lenders from Edwards & Angell, counsel to the Borrower; and

                  (12) Such other documents, instruments, opinions and certificates and completion of such other matters, as the Agent may reasonably deem necessary or appropriate.

         3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lenders to make any Loan, including the initial Loans, or continue or convert Loans of one Type to Loans of another Type is further subject to the following conditions:

                  (1) timely receipt by the Agent of the Notice of Borrowing or Conversion and a Borrowing Base Report with respect to any Loan;

                  (2) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and on the effective date of the making, continuation or conversion of each Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date);

                  (3) no Default shall have occurred and be continuing, or would result from the making of such requested Loan;

                  (4) the resolutions referred to in Section 3.1 shall remain in full force and effect; and

                  (5) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for any Lender, would make it illegal or against the policy of any governmental agency or authority for such Lender to make Loans hereunder.

         The making, continuation or conversion of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan as to the accuracy of the facts referred to in subsection (b) of this Section 3.2 and of the satisfaction of all of the conditions set forth in this Section 3.2.

SECTION 4

         REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Agent and the Lenders that except as set forth on EXHIBIT C attached hereto:

         4.1      ORGANIZATION; QUALIFICATION; BUSINESS.

                  (1) Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction (all of which are listed on EXHIBIT C attached hereto) where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition, assets or properties of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  (2) Since the date of the Initial Financial Statements, the Borrower has continued to engage in substantially the same business as that in which it was then engaged and is engaged in no unrelated business.

         4.2 CORPORATE AUTHORITY. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (a) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower, (b) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower, or (c) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower, except in favor of the Agent and the Lenders.

         4.3 VALID OBLIGATIONS. The Loan Documents and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. The Security Documents have effectively created in favor of the Agent and the Lenders legal, valid and enforceable security interests in the Collateral and such security interests are fully perfected first priority security interests.

         4.4 CONSENTS OR APPROVALS. The execution, delivery and performance of the Loan Documents and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other Person, except under or as contemplated by the Security Documents.

         4.5 TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES. Each of the Borrower and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the Initial Financial Statements (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole. All real property owned or leased by the Borrower is described in EXHIBIT C hereto.

         4.6     FINANCIAL STATEMENTS. The Borrower has furnished to the
Lenders the Parent's consolidated and consolidating balance sheets as of December 31, 1997 and its consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended and related footnotes, audited and certified by the Borrower's Accountants. The Borrower has also furnished to the Lenders the Parent's unaudited consolidated balance sheet as of September 30, 1998 and consolidated statement of income for the nine months ended September 30, 1998 (the "INITIAL FINANCIAL STATEMENTS") in each case certified by the principal financial officer of the Borrower, subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount. All such financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Parent and its Subsidiaries as of such dates and the results of the operations of the Parent and its Subsidiaries for such periods. At the date hereof, the Borrower has no Indebtedness or other material liabilities, debts or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, but not limited to, liabilities or obligations on account of taxes or other governmental charges, that are not set forth on the Initial Financial Statements or on EXHIBIT C hereto.

         4.7 CHANGES. Since the date of the Initial Financial Statements, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Parent or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse to the Parent and its Subsidiaries taken as a whole.

         4.8 SOLVENCY. The Borrower has and, after giving effect to the Loans, will have, assets (both tangible and intangible) having a fair saleable value in excess of the amount required to pay the probable liability on its then-existing debts (whether matured or unmatured, liquidated or unliquidated, fixed or contingent); the Borrower has and will have access to adequate capital for the conduct of its business and the discharge of its debts incurred in connection therewith as such debts mature; the Borrower was not insolvent immediately prior to the making of the Loans and immediately after giving effect thereto, the Borrower will not be insolvent.

         4.9     DEFAULTS.  As of the date of this Agreement, no Default exists.

         4.10 TAXES. The Borrower and each Subsidiary has filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower and each Subsidiary have been fully paid, except for such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and with respect to which (a) adequate reserves have been established and are being maintained in accordance with GAAP and (b) no lien has been filed to secure such taxes, assessments or charges. All such contests at the date hereof are described on EXHIBIT C hereto. The Borrower and its Subsidiaries have not executed any waiver that would have the effect of extending the applicable statute of limitations in respect of tax liabilities. The federal and state income tax returns of the Borrower and each Subsidiary have not been audited or otherwise examined by any federal or state taxing authority. The Borrower and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

         4.11 LITIGATION. There is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Borrower's or any Subsidiary's officers, threatened, against the Borrower or any Subsidiary that, if adversely determined, may reasonably be expected to result in a material judgment not fully covered by insurance, may reasonably be expected to result in a forfeiture of all or any substantial part of the property of the Borrower or their Subsidiaries, or may reasonably be expected to have a material adverse effect on the assets, business or prospects of the Borrower and its Subsidiaries taken as a whole.

         4.12 SUBSIDIARIES. As of the date of this Agreement, all the Subsidiaries of the Borrower are listed on EXHIBIT C hereto. The Borrower or a Subsidiary of the Borrower is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

         4.13 INVESTMENT COMPANY ACT ACT. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

         4.14 COMPLIANCE. The Borrower has all necessary permits, approvals, authorizations, consents, licenses, franchises, registrations and other rights and privileges (including patents, trademarks, trade names and copyrights) to allow it to own and operate its business without any violation of law or the rights of others except to the extent that any such violation would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole; and the Borrower and each Subsidiary are duly authorized, qualified and licensed under and in compliance with all applicable laws, regulations, authorizations and orders of public authorities, including, without limitation, Environmental

Laws, except to the extent that any such failure to be so authorized, qualified, licensed or in compliance would not have a material adverse effect on the business, financial condition or operation of the Borrower and its Subsidiaries taken as a whole. The Borrower and each Subsidiary have performed all obligations required to be performed by it under, and is not in default under or in violation of, its Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, note, bond, indenture, license or other instrument or undertaking to which it is a party or by which any of it or any of its properties are bound, except for violations none of which, either individually or in the aggregate, would have any material adverse effect on the business, condition (financial or otherwise) or assets of the Borrower and its Subsidiaries taken as a whole.

         4.15 ERISA. The Borrower and each of its Affiliates are in compliance in all material respects with ERISA and the provisions of the Code applicable to the Plans; neither the Borrower nor any of its Affiliates have engaged in a Prohibited Transaction which would subject the Borrower, any of its Affiliates or any Plan to a material tax or penalty imposed on a Prohibited Transaction; no Plan has incurred any "accumulated funding deficiency" (as defined in ERISA); except as set forth in the Initial Financial Statements, the aggregate fair market value of all assets of the Plans which are single-employer plans is at least equal to the aggregate present value of all accrued benefits under such Plans, both as determined in the most recent actuarial reports for such Plans using the actuarial assumptions used for funding purposes therein; neither the Borrower nor any of its Affiliates has incurred any liability to the Pension Benefit Guaranty Corporation over and above premiums required by law; and neither the Borrower nor any of its Affiliates has terminated any Plan in a manner which could result in the imposition of a lien on the property of the Borrower or any of its Affiliates.

         4.16     ENVIRONMENTAL MATTERS.

                  (1) The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Borrower or any of its Subsidiaries. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries.

                  (2) No written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of the Borrower's knowledge, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or to comply with any Environmental Laws.

                  (3) To the best of the Borrower's knowledge no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned, leased or used by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

                  (4) There are no liens or Encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Borrower or any of its Subsidiaries and no governmental actions have been taken or, to the best of the Borrower's knowledge, are in process which could subject any of such properties to such liens or Encumbrances or, as a result of which the Borrower or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

         4.17 RESTRICTIONS ON THE BORROWER. The Borrower is not party to or bound by any contract, agreement or instrument, nor subject to any charter or other corporate restriction which will, under current or foreseeable conditions, materially and adversely affect the business, property, assets, operations or conditions, financial or otherwise of the Borrower or any of its Subsidiaries.

         4.18 LABOR RELATIONS. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened, except for such complaints, grievances and arbitration proceedings which, if adversely decided, would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, except for any such labor action as would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations of the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except for any such question or activities as would not have a material and adverse effect on the condition (financial or otherwise), properties, business or results of operations the Borrower or any of its Subsidiaries.

         4.19 MARGIN RULES. The Borrower does not own or have any present intention of purchasing or carrying, and no portion of any Loan shall be used for purchasing or carrying, any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governor's of the Federal Reserve System.

         4.20 DISCLOSURE. No representation or warranty made by the Borrower in any Loan Document and no document or information furnished to the Lenders by or on behalf of or at the request of the Borrower in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         4.21   YEAR 2000 COMPLIANCE.

                  (1) The Borrower and its Subsidiaries have (i) undertaken a detailed inventory, review and assessment of all areas within their business and operations that could be adversely affected by the failure of the Borrower or its Subsidiaries to be Year 2000 Compliant on a timely basis, (ii) developed a detailed plan and timetable for becoming Year 2000 Compliant on a timely basis, and (iii) are implementing that plan in accordance with that timetable in all material respects.

                  (2) The Borrower and its Subsidiaries have developed a plan and timetable for making written inquiry of their key suppliers and vendors as to whether such persons will be Year 2000 Compliant in all material respects and are implementing that plan in accordance with that timetable in all material respects. For purposes hereof, "key suppliers and vendors" refers to those suppliers and vendors of the Borrower and its Subsidiaries whose business failure or significant disruption would, with reasonable probability, result in a material adverse change in the business, properties or financial condition of the Borrower and its Subsidiaries taken as a whole.

SECTION 5

         AFFIRMATIVE COVENANTS

         So long as the Lenders have any obligation to lend hereunder or any Loan or other Obligation remains outstanding, the Borrower covenants as follows:

         5.1    FINANCIAL STATEMENTS.  The Borrower shall furnish to the
Lenders:

                  (1) as soon as available to the Borrower, but in any event within 90 days after the end of each of fiscal year, the Parent's consolidated and consolidating balance sheets as of the end of, and related consolidated and consolidating statements of income and retained earnings and consolidated statement of cash flow for, such year, audited and certified by the Borrower's Accountants in the case of such consolidated statements, and certified by the chief financial officer of the Borrower in the case of such consolidating statements; and, concurrently with such financial statements, a copy of the Borrower's Accountants management report and a written statement by the Borrower's Accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof;

                  (2) as soon as available to the Borrower, but in any event within 45 days after the end of each quarter, the Parent's consolidated balance sheet as of the end of, and related consolidated statements of income, retained earnings and cash flow for, the quarter then ended and portion of the year then ended, certified by a Responsible Officer of the Borrower, subject to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

                  (3) as soon as available, but in any event within 15 days after the end of each month, a Borrowing Base Report, together with such other information regarding Eligible Lease Receivables as the Agent may require;

                  (4) at least 30 days prior to the first day of each fiscal year, the Parent's and the Borrower's projections for such fiscal year, prepared on a monthly basis and including consolidated and consolidating balance sheets and statements of income, retained earnings and cash flows;

                  (5) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of EXHIBIT D hereto signed on behalf of the Borrower by a Responsible Officer;

                  (6) promptly after the receipt thereof by the Parent or the Borrower, copies of any reports (including any so-called management letters) submitted to the Parent or the Borrower by independent public accountants in connection with any annual or interim review of the accounts of the Parent or the Borrower made by such accountants;

                  (7) promptly after the same are delivered to its stockholders or the Securities and Exchange Commission, copies of all proxy statements, financial statements and reports as the Parent or the Borrower shall send to its stockholders or as the Parent or the Borrower may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Parent or the Borrower or their Subsidiaries;

                  (8) at least 30 days prior to the date any amendments or modifications are made to the agreements and other instruments evidencing Indebtedness for borrowed money of the Borrower (other than Obligations) which is not Subordinated Debt, notification setting forth in detail the proposed amendments or modifications;

                  (9) promptly after the date on which the aggregate amount of Receivables due from any individual account debtor exceeds the lesser of (i) three percent (3%) of the of the Total Commitment at such time or (ii) $2,100,000, a detailed breakdown of the obligations due from such account debtor in form satisfactory to the Agent; and

                  (10) from time to time, such other financial data and information about the Parent, the Borrower or their Subsidiaries (including, without limitation, a report in substantially the form of EXHIBIT D hereto) as the Agent or the Lenders may reasonably request.

         5.2 CONDUCT OF BUSINESS. The Borrower and each of its Subsidiaries shall:

                  (1) duly observe and comply in all material respects with all applicable laws, regulations, decrees, orders, judgments and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect and comply with all licenses and permits necessary in any material respect to the proper conduct of its business;

                  (2) maintain its corporate existence and remain or engage substantially in the same business as that in which it is now engaged and in no unrelated business.

         5.3 MAINTENANCE AND INSURANCE. The Borrower shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business. The Borrower shall maintain, or cause its lessees to maintain, with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as are customarily maintained by similar businesses; PROVIDED, that the Borrower may continue to self-insure Equipment in the manner in which it is currently conducting its business until the Agent notifies the Borrower otherwise; and PROVIDED, FURTHER, that the Borrower shall (x) not materially change the manner in which it self-insures Equipment without the prior written consent of the Agent; (y) file with the Agent upon the request of the Agent a detailed list of the insurance then in effect, stating, as applicable, the names of the insurance companies, the amounts and rates of the insurance, dates of expiration thereof and the properties and risks covered thereby; and (z) within 45 days after notice in writing from the Agent, obtain such additional insurance as the Agent may reasonably request.

         5.4 TAXES. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; except for any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP if no Encumbrance shall have been filed to secure such tax, assessment or charge.

         5.5 INSPECTION. The Borrower shall permit the Agent, any Lender and their designees, at any reasonable time and at reasonable intervals of time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of the Borrower and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of the Borrower and its Subsidiaries, and (iii) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their appropriate officers and (following the occurrence and during the continuance of a Default hereunder) accountants, all at the reasonable expense of the Borrower. Without limiting the generality of the foregoing, the Borrower will permit periodic reviews (as determined by the Agent) of the books and records of the Borrower and its Subsidiaries to be carried out by the Agent's commercial finance examiners, provided that in the absence of a Default or unless requested or required by regulatory authorities or by official policy of any Lender, such reviews shall not be conducted more than once per year; and the Agent may, in its sole discretion, in lieu of such reviews by its own commercial finance examiners accept reports of examinations of such books and records performed by commercial finance examiners acting on behalf of other lenders to the Borrower to minimize examination expense. The Borrower shall also permit the Agent to arrange for verification of Eligible Lease Receivables, under reasonable procedures, directly with any account debtors or by other methods.

         5.6 MAINTENANCE OF BOOKS AND RECORDS. The Borrower and each of its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP consistently applied and applicable law.

         5.7      USE OF PROCEEDS.

                  (1) The Borrower will use the proceeds of Loans solely to finance or refinance Receivables arising from Eligible Leases and Eligible Rental Contracts, refinance existing Indebtedness of the Borrower, for the working capital needs of the Borrower, to finance Permitted Acquisitions and for ongoing general corporate purposes.

                  (2) No portion of any Loan shall be used for the "purpose of purchasing or carrying" any "margin stock" or "margin security" as such terms are used in Regulations G, U and X of the Board of Governors of the Federal Reserve System, or otherwise in violation of such regulations.

         5.8 FURTHER ASSURANCES. At any time and from time to time the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent to effect the purposes of the Loan Documents.

         5.9       NOTIFICATION REQUIREMENTS.  The Borrower shall furnish to the
Agent:

                  (1) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

                  (2) promptly upon becoming aware of any material litigation seeking damages in excess of $250,000 or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries of which they have notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Borrower alone or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

                  (3) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its

Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material and promptly after receipt of any notice of the type referred to in Section 4.16, written notice thereof (together with a copy of any such notice) and the action being or proposed to be taken with respect thereto; and

                  (4) promptly after any occurrence or after becoming aware of any condition affecting the Borrower or any Subsidiary which might constitute a material adverse change in or which might have a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower alone or the Borrower and its Subsidiaries, taken as a whole, written notice thereof.

         5.10 ERISA REPORTS. With respect to any Plan, the Borrower shall, or shall cause its Affiliates to, furnish to the Agent promptly (i) written notice of the occurrence of a "reportable event" (as defined in Section 4043 of ERISA), excluding any such event notice of which has been waived by regulation,
(ii) a copy of any request for a waiver of the funding standards or an extension of the amortization periods required under Section 412 of the Code and Section 302 of ERISA, (iii) a copy of any notice of intent to terminate any Pension Plan, (iv) notice that the Borrower or any Affiliate will or may incur any liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and (v) a copy of the annual report of each Pension Plan (Form 5500 or comparable form) required to be filed with the Internal Revenue Service and/or the Department of Labor. Any notice to be provided to the Agent under this Section shall include a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or the Affiliate is required or proposes to take, together with any notices required or proposed to be filed with or by the Borrower, any Affiliate, the PBGC, the Internal Revenue Service, the trustee or the plan administrator with respect thereto. Promptly after the adoption of any Pension Plan, the Borrower shall notify the Agent of such adoption.

         5.11     ENVIRONMENTAL COMPLIANCE.

                  (1) The Borrower and its Subsidiaries will comply in all material respects with all applicable Environmental Laws in all jurisdictions in which any of them operates now or in the future, and the Borrower and its Subsidiaries will comply in all material respects with all such Environmental Laws that may in the future be applicable to the Borrower's or any Subsidiary's business, properties and assets.

                  (2) If the Borrower or any Subsidiary shall (i) receive notice that any material violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any Subsidiary, (ii) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any Subsidiary alleging a material violation of any Environmental Law requiring the Borrower or any Subsidiary to take any action in connection with the release of Hazardous Materials into the environment or (iii) receive any notice from a federal, state or local government agency or private party alleging that the Borrower or any Subsidiary may be liable or responsible for any material amount of costs associated with a response to or cleanup of a release of Hazardous Materials into the environment or any damages caused thereby, the Borrower or such Subsidiary shall provide the Agent with a copy of such notice within five (5) days after the Borrower or such Subsidiary's receipt thereof. Within fifteen (15) days after the Borrower or any Subsidiary has learned of the enactment or promulgation of any Environmental Law which may result in any material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary, the Borrower or such Subsidiary shall provide the Agent with notice thereof.

         5.12 YEAR 2000 COMPLIANCE. The Borrower and its Subsidiaries shall be Year 2000 Compliant on or before April 30, 1999 and at all times thereafter, and shall so certify to the Agent in writing on or before May 31, 1999.

SECTION 6

         FINANCIAL COVENANTS

         So long as any Loan or other Obligation remains outstanding or the Lenders have any obligation to make any Loan hereunder, the Borrower covenants as follows:

         6.1 DEBT TO WORTH RATIO. The ratio of Consolidated Indebtedness to Consolidated Tangible Capital Funds shall not exceed five (5) to one (1) at any time; PROVIDED, HOWEVER that in the event the Borrower shall amend Section 5.10
(a)(4)(i) of the Note Agreement dated as of July 1, 1994 with respect to the Parent's 12% Senior Subordinated Notes solely to increase the percentage set forth therein to 650% or greater, then the ratio in this Section 6.1 shall, effective as of the date of such amendment, but provided no Default or Event of Default shall have occurred and be continuing, increase to six and one-half (6.5) to one (1).

         6.2 CONSOLIDATED TANGIBLE NET WORTH. The Borrower shall at all times maintain a Consolidated Tangible Net Worth of not less than the sum of (i) $23,500,000 and (ii) 50% of the aggregate amount of Consolidated Net Income of the Parent and its Subsidiaries, including the Borrower, for each of the fiscal quarters ending after September 30, 1998 but without deducting therefrom any amount of Consolidated Net Deficit for any of such fiscal quarters;

         6.3 BAD DEBT ALLOWANCE. The Borrower shall at all times maintain an allowance for bad debt of the Parent and its Subsidiaries, including the Borrower, of at least 7% of Gross Lease Installments.

         6.4 FIXED CHARGE RATIO. The Borrower shall have as of the end of each fiscal quarter a Fixed Charge Ratio of the Parent and its Subsidiaries, including the Borrower, of not less than 1.25 to 1.00.

SECTION 7

         NEGATIVE COVENANTS


         So long as any Loan or other Obligation remains outstanding or the Lenders have any obligation to make any Loan hereunder, the Borrower covenants as follows:

         7.1 INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

                  (a) Obligations;

                  (b) Indebtedness (other than pursuant to the Fleet Facility) existing as of the date of this Agreement and disclosed on EXHIBIT C hereto and renewals and refinancings thereof, but not any increase in the principal amounts thereof;

                  (c) Indebtedness for taxes, assessments or governmental charges to the extent that payment therefor shall at the time not be required to be made in accordance with Section 5.4;

                  (d) current liabilities on open account for the purchase price of services, materials and supplies incurred by the Borrower in the ordinary course of business (not as a result of borrowing), so long as all of such open account Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by the Borrower, as to which adequate reserves required by GAAP have been established and are being maintained and as to which no Encumbrance has been placed on any property of the Borrower or any of its Subsidiaries;

                  (e) Guarantees permitted under Section 7.2 hereof;

                  (f) Subordinated Debt;

                  (g) Indebtedness pursuant to the Fleet Facility not exceeding $70,000,000 in principal amount outstanding at any time;

                  (h) Indebtedness of a Subsidiary of the Borrower secured by Leases, Equipment and Receivables relating to such Leases and Equipment, none of which constitutes any part of the Collateral; and

                  (i) Indebtedness in connection with Permitted Acquisitions to the extent permitted by Section 7.8(f)(iii).

         7.2 CONTINGENT LIABILITIES. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Guarantees other than (i) Guarantees existing on the date of this Agreement and disclosed on EXHIBIT C hereto, and (ii) Guarantees resulting from the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         7.3 ENCUMBRANCES. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("ENCUMBRANCES"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("PERMITTED ENCUMBRANCES"):

                  (1) Encumbrances in favor of the Agent or any of the Lenders to secure Obligations;

                  (2) Encumbrances (other than Encumbrances arising under the Fleet Facility) existing as of the date of this Agreement and disclosed in EXHIBIT C hereto;

                  (3) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

                  (4) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', warehouseman's, laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and liens securing statutory obligations or surety, indemnity, performance, or other similar bonds incidental to the conduct of the Borrower's or a Subsidiary's business in the ordinary course and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

                  (5) judgment liens securing judgments that (i) are not fully covered by insurance, and (ii) shall not have been in existence for a period longer than 10 days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than 10 days after the expiration of such stay;

                  (6) rights of lessors under capital leases;

                  (7) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of the Borrower' business;

                  (8) any Encumbrance on any Eligible Lease, Eligible Rental Contract and Eligible Equipment created by the sale, transfer, assignment or disposition of such Eligible Lease, Eligible Rental Contract or Eligible Equipment in compliance with Section 7.4(ii) hereof;

                  (9) liens constituting a renewal, extension or replacement of any Permitted Encumbrance;

                  (10) Encumbrances arising under the Fleet Facility, PROVIDED that no such Encumbrance attaches to any part of the Collateral; and

                  (11) Encumbrances granted with respect to any Indebtedness permitted under Section 7.1(h), PROVIDED that no such Encumbrance attaches to any part of the Collateral.

         7.4 MERGER; CONSOLIDATION; SALE OR LEASE OF ASSETS. Without the prior written consent of the Agent, neither the Borrower nor any of its Subsidiaries shall liquidate, merge or consolidate into or with any other person or entity, or sell, lease or otherwise dispose of any assets or properties, other than

                  (i) the disposition of scrap, waste and obsolete or unusable items and Qualified Investments, in each case in the ordinary course of business;

                  (ii) the sale, transfer, assignment or disposition of any Eligible Leases, Eligible Rental Contracts and Eligible Equipment, PROVIDED that the net proceeds thereof are sufficient to prepay and are applied simultaneously to prepay any related Revolving Credit Loan or Conversion Term Loan in accordance with Section 2.9 hereof; and

                  (iii) Permitted Acquisitions.

         7.5 SUBSIDIARY STOCK. The Borrower shall not permit any of its Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Borrower. Neither the Borrower nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except to the Borrower or any of its wholly-owned Subsidiaries.

         7.6 RESTRICTED PAYMENTS. Neither the Borrower nor any of its Subsidiaries shall pay, make, declare or authorize any Restricted Payment other than:

                  (1) compensation paid to employees, officers and directors in the ordinary course of business and consistent with prudent business practices;

                  (2) dividends payable solely in common stock;

                  (3) dividends paid by any Subsidiary to the Borrower;

                  (4) cash dividends paid by the Borrower to the Parent not to exceed, in the aggregate in any fiscal year, an amount equal to fifty percent (50%) of Consolidated Net Income for the immediately preceding fiscal year, PROVIDED that both at the time such cash dividend is declared or paid, and after giving effect to the payment thereof, no Default shall have occurred and be continuing.

         7.7 PAYMENTS ON SUBORDINATED DEBT. The Borrower shall not make any payment or prepayment of principal of or interest on or any other payment in respect of Subordinated Debt, except (i) regularly scheduled payments of principal and interest thereon at the rates and times specified in the instruments evidencing the Subordinated Debt as delivered to the Agent along with the agreements pursuant to which such Indebtedness is subordinated to the Obligations (but not any amendments thereof without the consent of the Majority Lenders) and (ii) prepayments of principal of, and accrued and unpaid interest on, any Subordinated Debt, provided that the aggregate principal amount of all Subordinated Debt so prepaid by the Borrower during any fiscal year of the Borrower may not exceed $100,000; PROVIDED that in the case of both clause (i) and clause (ii), both immediately prior to making any such payment and after giving effect thereto there shall not have occurred and be continuing any Default.

         7.8 INVESTMENTS; PURCHASES OF ASSETS. Neither the Borrower nor any of its Subsidiaries shall make or maintain any Investments or purchase or otherwise acquire any material amount of assets other than:

                  (1) Investments existing on the date hereof in Subsidiaries;

                  (2) Qualified Investments;

                  (3) Capital Expenditures;

                  (4) purchases of Equipment, Installment Finance Contracts, Leases, Security Monitoring Agreements and inventory in the ordinary course of business;

                  (5) normal trade credit extended in the ordinary course of business and consistent with prudent business practice;

                  (6) the purchase of all or substantially all of the assets or outstanding equity securities of any other Person and the merger or consolidation of any other Person with or into the Borrower or a Subsidiary of the Borrower, in each case if all of the following conditions are satisfied (a "PERMITTED ACQUISITION"):

                  (1) if the proposed transaction involves a merger or consolidation, at the completion of such merger or consolidation the surviving party shall be the Borrower or a wholly-owned Subsidiary of the Borrower;

                  (2) the total consideration (excluding assumed Indebtedness) paid by the Borrower (x) in connection with any single Permitted Acquisition shall not exceed

         $10,000,000 and (y) in connection with all Permitted Acquisitions during any fiscal year shall not exceed $20,000,000 in the aggregate;

                  (3) the total Indebtedness (other than Subordinated Debt) assumed or incurred by the Borrower in connection with all Permitted Acquisitions (including any Indebtedness to which any Permitted Acquisition is subject) during any fiscal year shall not exceed $30,000,000 in the aggregate unless the Majority Lenders otherwise approve;

                  (4) the assets, business or Person acquired in any Permitted Acquisition must be in the same or a substantially similar line of business as that of the Borrower;

                  (5) both immediately before and immediately after the consummation of any Permitted Acquisition no Default shall have occurred and be continuing; and

                  (6) immediately after consummation of each Permitted Acquisition, the Borrowing Base shall exceed Total Outstandings by at least $7,000,000; and

                  (7) Investments in outstanding equity securities of any other Person, PROVIDED that (i) the total consideration paid by the Borrower in connection with all such Investments during any fiscal year shall not exceed $5,000,000 in the aggregate, (ii) after giving effect to any such Investment, the Borrower and/or its Subsidiaries and Affiliates would not have a majority or controlling interest in such Person, and (iii) both immediately before and immediately after giving effect to any such Investment, no Default shall have occurred and be continuing.

         7.9 ERISA COMPLIANCE. Neither the Borrower nor any of its Affiliates nor any Plan shall (i) engage in any Prohibited Transaction which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (ii) incur any "accumulated funding deficiency" (as defined in Section 412(a) of the Code and Section 302 of ERISA) whether or not waived which would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (iii) fail to satisfy any additional funding requirements set forth in Section 412 of the Code and Section 302 of ERISA which ,would have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, or (iv) terminate any Pension Plan in a manner which could result in the imposition of a lien on any property of the Borrower or any of its Subsidiaries. Each Plan shall comply in all material respects with ERISA, except to the extent failure to comply in any instance would not have a material adverse effect on the business, financial condition or operations of the Borrower and its Subsidiaries taken as a whole.

         7.10 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any purchase, sale, lease or other transaction with any Affiliate except (i) transactions in the ordinary course of business on terms that are no less favorable to the Borrower than those which might be obtained at the time in a comparable arm's-length transaction with any Person who is not an Affiliate and
(ii) employment contracts with senior management of the Borrower entered into in the ordinary course of business and consistent with prudent business practices. Notwithstanding the foregoing, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any management, consulting, overhead, indemnity, guarantee or other similar fee or charge to any Affiliate.

         7.11 FISCAL YEAR. The Borrower and its Subsidiaries shall not change their fiscal years without the prior written consent of the Agent.

         7.12 UNDERWRITING PROCEDURES. The Borrower shall not make any material change in its underwriting and credit approval procedures without the prior written consent of the Majority Lenders.

SECTION 8

         DEFAULTS

         8.1 EVENTS OF DEFAULT. There shall be an Event of Default hereunder if any of the following events occurs:

                  (1) the Borrower shall fail to pay any principal of any Loan, or any interest, fees or other amounts owing under any Loan Document or in respect of any Obligation when the same shall become due and payable, whether at maturity or at any accelerated date of maturity or at any other date fixed for payment;

                  (2) the Borrower shall fail to perform or comply with any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2(b), 5.5, 5.6, 5.7, 5.9, 5.11, 5.12, 6 and 7 of this Agreement; or

                  (3) the Borrower shall fail to perform any term, covenant or agreement (other than as specified in subsections 8.1(a) or (b) hereof) contained in this Agreement or any other Loan Document and such default shall continue for 30 days; or

                  (4) any representation or warranty of the Borrower made in this Agreement or any other Loan Document or in any certificate delivered hereunder or thereunder shall prove to have been false in any material respect upon the date when made deemed to have been made; or

                  (5) the Borrower or any of its Subsidiaries shall fail to pay when due (after any applicable period of grace) any amount payable under any Indebtedness exceeding $100,000 in principal amount or under any agreement for the use of real or personal property requiring aggregate payments in excess of $100,000 in any twelve month period, or fail to observe or perform any term, covenant or agreement evidencing or securing such Indebtedness or relating to such agreement for the use of real or personal property; or

                  (6) the Borrower, the Parent or any of its Subsidiaries shall
(i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

                  (7) a proceeding or case shall be commenced against the Borrower, the Parent or any of its Subsidiaries, without the application or consent of the Borrower, the Parent or such Subsidiary in any court or competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 30 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower, the Parent or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Borrower, the Parent or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Borrower, the Parent or such Subsidiary and shall continue unstayed and in effect for a period of 30 days; or

                  (8) a judgment or order for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or such Subsidiary, that in the aggregate exceeds $500,000 in value, the payment of which is not fully covered by insurance in excess of any deductibles not exceeding $500,000 in the aggregate, and such judgment, order, warrant or process shall continue undischarged or unstayed for 30 days; or

                  (9) the Borrower or any Affiliate shall fail to pay when due any material amount that they shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, unless such liability is being contested in good faith by appropriate proceedings, the Borrower or the Affiliate, as the case may be, has established and is maintaining adequate reserves in accordance with GAAP and no lien shall have been filed to secure such liability; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                  (10) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise then in accordance with the express terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law or in equity or other legal proceeding to cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of the Borrower, or any court or other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                  (11) the occurrence of any material change in the condition or affairs (financial or otherwise) of the Borrower or any of its Subsidiaries or of any endorser, guarantor or surety for any Obligation which causes the Lenders to deem themselves insecure; or

                  (12) any failure of Peter R. von Bleyleben to be at all times the duly elected and acting chief executive officer of the Borrower or the imposition of any material restriction on his right to exercise the powers and authority of such office and to manage the business of the Borrower in a manner consistent with past practices, unless, in the event of his ceasing to act as such chief executive officer, a replacement reasonably acceptable to the Agent is appointed within 60 days of such cessation; or

                  (13) any failure of Richard F. Latour to be at all times the duly elected and acting chief operating officer and chief financial officer of the Borrower or the imposition of any material restriction on his right to exercise the powers and authority of such office and to manage the financial affairs of the Borrower in a manner consistent with past practices, unless, in the event of his ceasing to act as such chief financial officer, a replacement reasonably acceptable to the Agent is appointed within 60 days of such cessation; or

                  (14) more than one-third of the members of the Board of Directors of the Parent or of the Borrower at the beginning of any year fail to remain in office throughout such year, unless such former members of the Board of Directors are replaced with Persons reasonably acceptable to the Agent within 60 days.

         8.2 REMEDIES. Upon the occurrence of an Event of Default described in subsections 8.1(f) and (g), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the option of the Agent or the Majority Lenders and upon the Agent's declaration:

                  (1) the obligation of the Lenders to make any further Loans shall terminate;

                  (2) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

                  (3) the Agent and the Lenders may exercise any and all rights they have under this Agreement, the other Loan Documents or at law or in equity, and proceed to protect and enforce their respective rights by any action at law or in equity or by any other appropriate proceeding.

No remedy conferred upon the Agent and the Lenders in the Loan Documents is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be an addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or by any other provision of law. Without limiting the generality of the foregoing or of any of the terms and provisions of any of the Security Documents, (i) if and when the Agent exercises remedies under the Security Documents with respect to the Collateral, the Agent may, in its sole discretion, determine which items and types of Collateral to dispose of and in what order and may dispose of Collateral in any order the Agent shall select in its sole discretion, and the Borrower consents to the foregoing and waives all rights of marshalling with respect to all Collateral.

SECTION 9

         ASSIGNMENT; PARTICIPATION; INCREASED COMMITMENT

         9.1      ASSIGNMENT.

                  (1) Each Lender shall have the right to assign at any time any portion of its Commitment hereunder and its interests in the risk relating to any Revolving Credit Loans or the Conversion Term Loan Participations in an amount equal to or greater than $5,000,000 to other Lenders or to banks or financial institutions approved by the Agent (such approval not to be unreasonably withheld or delayed) (each an "ASSIGNEE"), provided that any Lender which proposes to assign less than its Total Commitment must retain a Commitment of at least $5,000,000, and provided, further, that if no Default or Event of Default shall have occurred and be continuing, each such Assignee which is not a Lender, an Affiliate of a Lender or a Federal Reserve Bank shall be subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed). Each such Assignee shall execute and deliver to the Agent and the Borrower a counterpart joinder in the form of EXHIBIT E hereto and shall pay to the Agent, solely for the account of the Agent, an assignment fee of $3,500. Upon the execution and delivery of such counterpart joinder, (a) such Assignee shall, on the date and to the extent provided in such counterpart joinder, become a "Lender" party to this Agreement and the other Loan Documents for all purposes of this Agreement and such other Loan Documents and shall have all rights and obligations of a "Lender" with a Commitment as set forth in such counterpart joinder, and the transferor Lender shall, on the date and to the extent provided in such counterpart joinder, be released from its obligations hereunder and under the other Loan Documents to a corresponding extent (and, in the case of an assignment covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such transferor shall cease to be a party hereto but shall continue to be entitled to the benefits of
Section 11.3 and to any fees accrued for its account hereunder and not yet paid); (b) the assigning Lender, if it holds any Revolving Credit Notes, shall promptly surrender such Revolving Credit Notes to the Agent for cancellation and delivery to the Borrower, provided that if the assigning Lender has retained any Commitment, the Borrower shall execute and deliver to the Agent for delivery to such assigning Lender a new Revolving Credit Note in the amount of the assigning Lender's retained Commitment; (c) the Borrower shall issue to such Assignee a Revolving Credit Note in the amount of such Assignee's Commitment dated the Closing Date or such other date as may be specified by such Assignee and otherwise completed in substantially the form of EXHIBIT A; (d) this Agreement shall be deemed appropriately amended to reflect (i) the status of such Assignee as a party hereto and (ii) the status and rights of the Lenders hereunder; and (e) the Borrower shall take such action as the Agent may reasonably request to perfect any security interests or mortgages in favor of the Lenders, including any Assignee which becomes a party to this Agreement.

                  (2) If the Assignee, or any Participant pursuant to Section
9.2 hereof, is organized under the laws of a jurisdiction other than the United States or any state thereof, such Assignee shall execute and deliver to the Borrower, simultaneously with or prior to such Assignee's execution and delivery of the counterpart joinder described above in Section 9.1(a), and such Participant shall execute and deliver to the Lender granting the participation, a United States Internal Revenue Service Form 4224 or Form 1001 (or any successor form), appropriately completed, wherein such Assignee or Participant claims entitlement to complete exemption from United States Federal Withholding Tax on all interest payments hereunder and all fees payable pursuant to any of the Loan Documents. The Borrower shall not be required to pay any increased amount to any Assignee or other Lender on account of taxes to the extent such taxes would not have been payable if the Assignee or Participant had furnished one of the Forms referenced in this Section 9.1(b) unless the failure to furnish such a Form results from (i) a condition or event affecting the Borrower or an act or failure to act of the Borrower or (ii) the adoption of or change in any law, rule, regulation or guideline affecting such Assignee or Participant occurring (x) after the date on which any such Assignee executes and delivers the counterpart joinder, or (y) after the date such Assignee shall otherwise comply with the provisions of Section 9.1(a), or (z) after the date a Participant is granted its participation.

         9.2 PARTICIPATIONS. Each Lender shall have the right to grant participations to one or more banks or other financial institutions (each a "PARTICIPANT") in all or any part of any Loans owing to such Lender and the Note held by such Lender. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, PROVIDED that the documents evidencing any such participation may provide that, except with the consent of such Participant, such Lender will not consent to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or commitment fee with respect to the portion of any Loan subject to such participation, (b) the extension or postponement of any stated date fixed for payment of principal or interest or commitment fee with respect to the portion of any Loan subject to such participation, (c) the waiver or reduction of any right to indemnification of such Lender hereunder, or (d) except as otherwise permitted hereunder, the release of any Collateral. Notwithstanding the foregoing, no participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of such Note for all purposes under this Agreement and the Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         9.3      INCREASED TOTAL COMMITMENT.

                  (1) The Borrower may, at any time prior to the Maturity Date by written notice to the Agent, provided no Default shall have occurred and be continuing, request an increase in the Total Commitment to such amount (in integral multiples of $5,000,000 up to a maximum of $70,000,000) as the Borrower shall request. The Agent shall promptly notify the existing Lenders of such requests and each existing Lender shall have the option, but not the obligation, to increase its Commitment by its PRO RATA share (based on the proportion of its Commitment to the Total Commitment) of the requested increase in the Total Commitment. To the extent that any existing Lender declines to exercise such option, the remaining existing Lenders shall have the additional options to increase their respective Commitments by their PRO RATA shares of the portion of the increase in the Total Commitment which such existing Lender has declined (each existing Lender who so increases its Commitment is herein referred to as an "INCREASING LENDER").

                  (2) To the extent that the entire requested increase in the Total Commitment is not provided by the Increasing Lenders pursuant to Section 9.3(a), any other bank or financial institution selected by the Agent with the approval of the Borrower (such approval not to be unreasonably withheld) may, prior to the Maturity Date, become a "Lender" party to this Agreement for all purposes of this Agreement and the other Loan Documents with respect to a specified additional Commitment hereunder (each such Lender being referred to herein as a "NEW LENDER"), PROVIDED that the sum of the aggregate Commitments of the existing Lenders (after giving effect to any increases in such Commitments pursuant to Section 9.3(a)) and the aggregate Commitments of the New Lenders do not exceed the lesser of (i) the increased amount of the Total Commitment as requested by the Borrower and (ii) $70,000,000.

                  (3) Each Increasing Lender, each New Lender, the Agent and the Borrower shall execute and deliver to the Agent an instrument of adherence in the form of EXHIBIT G hereto (the "INSTRUMENT OF ADHERENCE"), which Instrument of Adherence shall specify the new Commitment of each Increasing Lender or New Lender, as the case may be, and pursuant to which each New Lender, if any, shall agree to be bound as a Lender by the terms and conditions hereof and the other Loan Documents. Upon the execution and delivery of such Instrument of Adherence,
(a) each New Lender shall, on the effective date thereof, become a "Lender" party to this Agreement and the other Loan Documents and shall have all rights and obligations of a "Lender" with a Commitment as set forth in such Instrument of Adherence , (b) each Increasing Lender shall have a new Commitment as specified in such Instrument of Adherence, (c) the Total Commitment shall be increased accordingly, (d) each Lender shall be deemed to have consented to such increase in the Total Commitment, such increases in the Commitments of the Increasing Lenders and the addition of such new Lender or Lenders as parties to this Agreement and the other Loan Documents with such new Commitments, (e) this Agreement (including Schedule 1 hereto) shall be deemed appropriately amended to reflect such changes in Commitments and the status and rights of the Lenders hereunder, (f) the Agent shall notify the Lenders of such increases and shall furnish the Lenders and the Borrower with a new Schedule 1 hereto, (g) the Borrower shall receive any Notes surrendered pursuant to the Instrument of Adherence, and (h) the Borrower shall issue replacement Notes to the Increasing Lenders and new Notes to the New

Lenders, in each case in the amount of such Lender's Commitment, dated the Closing Date or such other date as may be specified by such Lender and otherwise completed in substantially the form of EXHIBIT A hereto. In addition, concurrent with the execution and delivery of such Instrument of Adherence and as a condition to the effectiveness thereof, the Borrower shall deliver to the Agent such evidence of corporate proceedings, opinions of counsel and other certificates, instruments and documents as the Agent shall reasonably request.


SECTION 10

         THE AGENT

         10.1     APPOINTMENT OF AGENT; POWERS AND IMMUNITIES.

                  (1) Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents and to execute such Loan Documents (other than this Agreement) and all other instruments relating thereto. Each Lender irrevocably authorizes the Agent to take such action on behalf of each of the Lenders and to exercise all such powers as are expressly delegated to the Agent hereunder and in the other Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto. The obligations of the Agent hereunder are only those expressly set forth herein. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Lender except those expressly set forth in this Agreement.

                  (2) Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by any of them hereunder or in connection herewith, except for their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, neither the Agent nor any of its Affiliates shall be responsible to the Lenders for or have any duty to ascertain, inquire into or verify: (i) any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any other Person whether contained herein or otherwise;
(ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein; (iii) any failure by the Borrower or any of its Subsidiaries or any other Person to perform its obligations under any of the Loan Documents; (iv) the satisfaction of any conditions specified in
Section III hereof, other than receipt of the documents, certificates and opinions specified in Section 3.1 hereof; (v) the existence, value, collectibility or adequacy of the Collateral or any part thereof or the validity, effectiveness, perfection or relative priority of the liens and security interests of the Lenders therein; or (vi) the filing, recording, refiling, continuing or re-recording of any financing statement or other document or instrument evidencing or relating to the security interests or liens of the Lenders in the Collateral.

                  (3) The Agent may employ agents, attorneys and other experts, shall not be responsible to any Lender for the negligence or misconduct of any such agents, attorneys or experts selected by it with reasonable care and shall not be liable to any Lender for any action taken, omitted to be taken or suffered in good faith by it in accordance with the advice of such agents, attorneys and other experts. BKB, in its separate capacity as a Lender shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and BKB and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Agent.

         10.2     ACTIONS BY AGENT.

                  (1) The Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Lenders and shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes.

                  (2) Whether or not an Event of Default shall have occurred, the Agent may from time to time exercise such rights of the Agent and the Lenders under the Loan Documents as it determines may be necessary or desirable to protect the Collateral and the interests of the Agent and the Lenders therein and under such Loan Documents. In addition, the Agent may, without the consent of the Lenders, release Collateral valued by the Agent, in its sole discretion, of not more than $1,000,000 in any fiscal year.

                  (3) Neither the Agent nor any of its directors, officers, employees or agents shall incur any liability by acting in reliance on any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) reasonably believed by any of them to be genuine or to be signed by the proper party or parties. (1)

         10.3 INDEMNIFICATION. Without limiting the obligations of the Borrower hereunder or under any other Loan Document, the Lenders agree to indemnify the Agent ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, THAT no Lender shall be liable for any of the foregoing to the extent they result from the gross negligence or willful misconduct of the Agent.

         10.4    REIMBURSEMENT. Without limiting the provisions of Section
10.3, the Lenders and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent refund to the Agent the sum paid to that Person. If the Agent in good faith reasonably concludes that the distribution of any amount received by it in such capacity hereunder or under the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         10.5 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender represents that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decision in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning any Person which may come into the possession of the Agent or any of its affiliates. Each Lender shall have access to all documents relating to the Agent's performance of its duties hereunder at such Lender's request. Unless any Lender shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of Section 11.7(b) are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Lender shall conclusively be presumed to have approved the same.

         10.6 RESIGNATION OR REMOVAL OF AGENT. The Agent may resign at any time by giving 30 days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which, provided that no Default or Event of Default has occurred and is continuing, shall be reasonably acceptable to the Borrower and shall be a financial institution having a combined capital and surplus in excess of $150,000,000. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which, provided that no Default or Event of Default has occurred and is continuing, shall be reasonably acceptable to the Borrower and shall be a financial institution having a combined capital and surplus in excess of $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

SECTION 11

         MISCELLANEOUS

         11.1 NOTICES. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or when sent by electronic facsimile transmission or by telex, answer back received, or on the first Business Day after delivery to any overnight delivery service, freight pre-paid, or three days after being sent by certified or registered mail, return receipt requested, postage pre-paid, and addressed to such party at its address indicated below:

         If to the Borrower, at

                  Leasecomm Corporation
                  950 Winter Street
                  Waltham, Massachusetts 02154
                  Attention:  J. Gregory Hines, Vice President of Funding
                                              Operations

         with a copy  to:

                  Gerald P. Hendrick, Esq.
                  Edwards & Angell
                  101 Federal Street
                  Boston, MA  02110
                  Facsimile:  (617) 439-4170

         If to Agent or BKB, at

                  100 Federal Street
                  Boston, Massachusetts 02110
                  Attention:  Jeffrey G. Millman, Vice President,
                                            or Division Executive
                                            (New England Corporate Banking)
                  Facsimile:  (617) 434-8102
         with a copy  to:

                  William A. Levine, Esq.
                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, MA  02109
                  Facsimile:  (617) 338-2880


if to any other Lender, to its address set forth on Schedule 1 attached hereto; or at any other address specified by such party in writing.

         11.2 EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby promises to reimburse the Agent and the Lenders for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees and collateral evaluation costs) incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement and the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder. The Borrower will pay any taxes (including any interest and penalties in respect thereof) other than the Lenders' federal and state income taxes, payable on or with respect to the transactions contemplated by the Loan Documents (the Borrower hereby agreeing to indemnify the Agent and the Lenders with respect thereto).

         11.3 INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Lenders, as well as their respective shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, the Lenders shall select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its own expense, provided that such counsel shall be reasonably satisfactory to the Agent. The covenants of this Section 11.3 shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes or any other Loan Document.

         11.4 SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Agent and the Lenders, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under any Loan Document remains outstanding and unpaid or any Lender has any obligation to make any Loans hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

         11.5 SET-OFF. Regardless of the adequacy of any Collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of any Lender or any of its branch offices to the Borrower may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by such Lender against any and all Obligations of the Borrower to such Lender or any of its affiliates in such manner as the head office of such Lender or any of its branch offices in its sole discretion may determine, and the Borrower hereby grants each such Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such Obligations.

         11.6 NO WAIVERS. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or under any other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver shall extend to or affect any Obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Agent or the Lenders in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. The rights and remedies herein and in the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

         11.7     AMENDMENTS, WAIVERS, ETC.

                  (1) Neither this Agreement nor the Revolving Credit Notes nor any other Loan Documents nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Agent on behalf of the Lenders or, as the case may be, by the Lenders or the Majority Lenders, and, in the case of amendments, by the Borrower.

                  (2) Except where this Agreement or any of the other Loan Documents authorizes or permits the Agent to act alone and except as otherwise expressly provided in this Section 11.7(b), any action to be taken (including the giving of notice) by the Lenders may be taken, and any consent or approval required or permitted by this Agreement or any other Loan

Document to be given by the Lenders may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or such other Loan Documents or mentioned therein may be amended, and the performance or observance by any of the Borrower or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively), in each case only with the written consent of the Majority Lenders; PROVIDED, HOWEVER, that no such consent or amendment which affects the rights, duties or liabilities of the Agent shall be effective without the written consent of the Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Lenders: (i) increase the Total Commitment (or subject the Lenders to any additional obligations) (ii) reduce the principal of or interest on any of the Revolving Credit Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (iii) postpone any date (including the Borrowing Base Maturity Date) fixed for any payment in respect of principal of or interest (including, without limitation, interest on overdue amounts) on the Revolving Credit Notes, or any fees payable hereunder, (iv) change the definition of "Majority Lenders" or the number of Lenders which shall be required for the Lenders or any of them to take any action under the Loan Documents; (v) change the definition of "Borrowing Base" set forth in Section 1.1, amend Section 2.1(a) or waive the limitations set forth in Section 2.1(a);
(vi) amend this Section 11.7(b); (vii) change the Commitment of any Lender, except as permitted under Section IX hereof; (viii) except as permitted by
Section 10.2(b) hereunder, release any Collateral; or (ix) amend Sections 2.6 or
2.7 hereof.

         11.8 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and their respective successors and assigns; PROVIDED that the Borrower may not assign or transfer its rights or obligations hereunder.

         11.9 CAPTIONS; COUNTERPARTS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         11.10 ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.

         11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE

BORROWER AND THE LENDERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH EACH IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWER'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         11.12 GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDERS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THE PRECEDING SENTENCE AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         11.13 SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         11.14 CONFIDENTIALITY. The Agent and the Lenders shall hold all confidential information delivered by the Borrower to the Agent or any Lender pursuant to this Agreement relating to the Borrower or its business in accordance with such entity's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective Affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. If the Agent or any Lender is otherwise a creditor of Borrower, the Agent or such Lender, as the case may be, may use the information in connection with its other credits. The Agent or any Lender may also make disclosure reasonably required by any bona fide Participant, potential Assignee or potential Participant (each, a "TRANSFEREE"), or as required or requested by any governmental authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any Transferee to agree, in a


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writing to which the Borrower shall be the third party beneficiary, to hold all such information as confidential to the extent required by the first sentence of this Section 11.14.


                     [Remainder of Page Intentionally Blank]



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



         IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Revolving Credit Agreement under seal as of the date first set above.

                                     LEASECOMM CORPORATION


                                     By: /s/ Richard F. Latour
                                        ----------------------------------------
                                         Title: Vice President


                                     BANKBOSTON, N.A., individually and as Agent


                                     By: /s/ Jeffrey G. Millman
                                        ----------------------------------------
                                          Name :  Jeffrey G. Millman
                                          Title:    Vice President


                                     STATE STREET BANK AND TRUST COMPANY


                                     By:  /s/ F. Andrew Beise
                                     -------------------------------------------
                                          Name:  F. Andrew Beise
                                          Title:   Vice President


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